As filed with the Securities and Exchange Commission on August 23, 2007

Registration No. 333-145315

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3491	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200

Atlanta GA 30328

(770) 206-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Barker, Esq.

Executive Vice President, General Counsel and Secretary

1200 Abernathy Road, Suite 1200

Atlanta GA 30328

(770) 206-4200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Walter A. Looney, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant s shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Anvil 1, LLC	Delaware	84-1707368	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Anvil 2, LLC	Delaware	84-1707373	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

AnvilStar, LLC	Delaware	56-2426474	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Anvil International, LP	Delaware	01-0868924	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Fast Fabricators, LLC	Delaware	30-0392216	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Henry Pratt Company, LLC	Delaware	36-3658415	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Henry Pratt International, LLC	Delaware	56-2317691	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Hersey Meters Co., LLC	Delaware	37-1388051	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Hunt Industries, LLC	Delaware	62-0934314	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Hydro Gate, LLC	Delaware	84-1611440	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

James Jones Company, LLC	Delaware	95-0885425	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

J.B. Smith Mfg. Co., LLC	Delaware	74-2536921	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

MCO 1, LLC	Alabama	65-1276547	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

MCO 2, LLC	Alabama	65-1276553	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Milliken Valve, LLC	Delaware	75-3099611	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

ii

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Mueller Co. Ltd.	Alabama	11-3782593	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Financial Services, LLC	Delaware	05-0627612	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Group, LLC	Delaware	37-1387813	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Group Co-Issuer, Inc.	Delaware	20-3904177	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller International, Inc.	Delaware	52-2345494	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller International, L.L.C.	Delaware	52-2345494	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller International Finance, Inc.	Delaware	52-2357209	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller International Finance, L.L.C.	Delaware	52-2357209	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Service California, Inc.	Delaware	Applied for	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Service Co., LLC	Delaware	52-1523726	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

United States Pipe and Foundry Company, LLC	Alabama	13-3429804	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

iii

PROSPECTUS

Offer to Exchange

$425,000,000 aggregate principal amount of its 7  3/8% Senior Subordinated Notes due 2017 which have been registered under the Securities Act of 1933, for any and all of its outstanding 7 3/8% Senior Subordinated Notes due 2017

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on September 26, 2007, unless extended.

•	The exchange of the exchange notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “ Risk Factors” beginning on page 13 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2007.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

BASIS OF PRESENTATION

In this prospectus, unless the context otherwise requires or as otherwise indicated, (1) the “Company,” “we,” “us” or “our” refer to Mueller Water Products, Inc. and its subsidiaries, including Mueller Co., U.S. Pipe and Anvil International; (2) the “Issuer” refers to Mueller Water Products, Inc. and not to its subsidiaries; (3) “Predecessor Mueller” refers to Mueller Co. and Anvil International, Inc. prior to the Acquisition (as defined under “Summary—Summary Historical Financial Data”); (4) “Mueller Co.” refers to Mueller Co. Ltd., our subsidiary; (5) “U.S. Pipe” refers to United States Pipe and Foundry Company, LLC, our subsidiary; and (6) “Anvil International” refers to Anvil International, L.P., our subsidiary.

Certain of the titles and logos of our products referenced in this prospectus are our intellectual property. Each trade name, trademark or servicemark of any other company appearing in this prospectus is the property of its holder.

Unless the context indicates otherwise, whenever we refer in this prospectus to a particular fiscal year, we mean the fiscal year ending September 30 in that particular calendar year. We manage our business and report operations through three business segments, based largely on the products they sell and the markets they serve. Our segments are named after the lead brand in each segment: Mueller Co., U.S. Pipe and Anvil. Such segments are consistent with the historical reporting for both Predecessor Mueller and U.S. Pipe. Predecessor Mueller had two operating segments, Mueller Co. and Anvil, while U.S. Pipe operated within one segment.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information and statistics regarding economic conditions and trends, the flow control product market and our market share in the sectors of that market in which we compete. In particular, we have obtained general industry information and statistics from the Congressional Budget Office, the U.S. Census Bureau, National Association of Home Builders, Federal Home Loan Mortgage Corporation and Moody’s Investors Service. We believe that these sources of information and estimates are reliable and accurate, but we have not independently verified them.

Although some of the companies that compete in our particular industry segments are publicly held as of the date of this prospectus, many are not. Accordingly, other than certain market data with respect to fire hydrants, ductile iron pipe and water valves, no current publicly available information is available with respect to the size of such markets or our relative market strength or competitive position. Our statements about our relative market strength and competitive position in this prospectus with respect to other products are based on our management’s belief, internal studies and our management’s knowledge of industry trends.

SUMMARY

This summary highlights the more detailed information included in or incorporated by reference into this prospectus and you should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the related notes incorporated by reference into this prospectus.

Our Company

We are a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Our broad product portfolio includes engineered valves, hydrants, pipe fittings and ductile iron pipe, which are used by municipalities, as well as the commercial and residential construction, oil and gas, heating, ventilation and air conditioning (“HVAC”) and fire protection industries. Our products enjoy leading market positions due to their broad brand recognition and a strong reputation for quality and service. We believe we have one of the largest installed bases of iron gate valves and fire hydrants in the United States and, as of June 30, 2007, our installed products included approximately three million fire hydrants and approximately nine million iron gate valves. Because of the strength of our brands and products, our products are specified for use in all of the top fifty metropolitan areas in the United States.

Our large installed base, broad product range and well-known brands have led to long-standing relationships with the key distributors in our industry. Our diverse end markets, extensive distributor and end-user relationships, acquisition strategy and leading market position have contributed to strong operating margins and sales growth. Our operations generate significant cash flow, which will provide us with flexibility in our operating and financial strategy. For the twelve months ended June 30, 2007, our net sales were $1,892.2 million. See “—Summary Historical Financial Data.”

We manage our business and report operations through three business segments, based largely on the products they sell and the markets they serve: Mueller Co., U.S. Pipe and Anvil. The following table illustrates each segment’s net sales for the twelve months ended June 30, 2007, as well as each segment’s major products, brand names, market positions and end use markets.

	Mueller Co.	U.S. Pipe	Anvil
Net sales for the twelve months ended June 30, 2007(a)	$797.7 million	$569.1 million	$552.6 million

Selected Product Lines (Market Position in the U.S. and Canada)(b)	Fire Hydrants (#1) Gate Valves (#1) Butterfly and Ball Valves (#1) Plug Valves (#2) Brass Water Products (#2)	Ductile Iron Pressure Pipe (#1)	Pipe Fittings and Couplings (#1) Grooved Products (#2) Pipe Hangers (#2)

Selected Brand Names	Mueller® Pratt® Milliken® James Jones™ Hersey® Hydro-Gate®	U.S. Pipe® TYTON JOINT® Pipe TR FLEX® Pipe USI FLEX® Ductile Iron Pipe FIELD LOK 350® Gasket MJ FIELD LOK® Gasket	Anvil® AnvilStar™ SPF™ Merit® Gruvlok® Beck® Picoma™ J.B. Smith™ Catawissa™ Anvil-Strut™

Primary End Markets	Water and Wastewater Infrastructure	Water and Wastewater Infrastructure	HVAC Plumbing Industrial Oil, Gas and Fire Protection

(a)	Includes intersegment sales of $27.2 million.

(b)	Market position information is based on management’s estimates of the overall size of the relevant domestic market segments and of the market share of our principal competitors for the relevant product lines. Where available, the management estimates were based on data provided by third parties, including trade associations, distributors and customers. In other instances, the estimates were based upon internal analyses prepared by our employees and management based on their expertise and knowledge of the industry.

Our segments are named after our leading brands in each segment:

•

Mueller Co. Sales of our Mueller Co. segment products are driven principally by spending on water and wastewater infrastructure upgrade, repair and replacement and new water and wastewater infrastructure. In fiscal 2006, Mueller Co. segment sales were estimated to be approximately 50% for new infrastructure and 50% for infrastructure upgrade, repair and replacement.

•

U.S. Pipe. U.S. Pipe products are sold primarily to water works distributors, contractors, municipalities, private utilities and other governmental agencies. A substantial percentage of ductile iron pressure pipe orders result from contracts that are bid by contractors or directly issued by municipalities or private utilities. In fiscal 2006, approximately 65% of U.S. Pipe segment sales were estimated to be for new infrastructure, with the remainder for infrastructure upgrade, repair and replacement.

•

Anvil. Anvil products are sold to a wide variety of end-users, but principally to commercial construction contractors. These products are typically sold to our distributors through Anvil’s four domestic regional distribution centers located in Illinois, Nevada, Pennsylvania and Texas and through Anvil’s Canadian distribution and sales division. A significant portion of Anvil products are used in the fire protection industry and in HVAC applications.

We believe that our current network of independent flow control distributors is the largest such distribution network in the United States and Canada. We also have approximately 500 inside and outside sales and sales support personnel who work directly with end-users, including municipalities. Our products are sold to a wide variety of end-users, including municipalities, publicly and privately-owned water and wastewater utilities, gas utilities and construction contractors.

Industry Overview

The North American water infrastructure and flow control industry consists of the manufacturers of valves, hydrants, pipe, fittings, fixtures, pumps and seals. Growth in the sectors we serve is driven by the need to upgrade, repair and replace existing water and wastewater infrastructure, and new residential and non-residential construction activity. Specifically, federal and state environmental regulations, such as the Clean Water Act and the Safe Drinking Water Act, are expected to drive growth in our industry over the next several years. We anticipate that sales related to water infrastructure upgrade, repairs and replacement may grow faster than the overall market for water infrastructure and flow control products as a result of the continued aging of municipal water systems in the United States and Canada. However, the water infrastructure business is sensitive to economic cycles because of its dependence on the level of new construction activity and revenues available to state, municipal and federal authorities to fund water projects.

•

Water Infrastructure Upgrades, Repairs and Replacement. Much of the water distribution infrastructure in the United States is considered to be aging or in need of updating. The Congressional Budget Office’s most recent comprehensive study published in November 2002 estimated that the average annual spending necessary to upgrade, repair and replace existing water infrastructure will be between $11.6 billion and $20.1 billion per year over the ensuing 15 years.

•

New Water Infrastructure. Growth in the new water infrastructure sector is mainly driven by new housing starts. According to the U.S. Census Bureau, average annual U.S. housing starts were 1.8 million units in 2006, representing the fourth best year for single-family housing construction in the last 20 years. According to the National Association of Home Builders (“NAHB”), U.S. housing starts are projected to be 1.43 million units in 2007, which is down significantly from 2006 levels but in line with the 20 year average for annual housing starts. The NAHB projects housing starts will increase 1.4% in 2008 over 2007.

•

Non-Residential Construction. Non-residential construction activity includes: (1) public works and utility construction; (2) institutional construction, including education, dormitory, health facility, public, religious and amusement construction; and (3) commercial and industrial construction. According to the U.S. Census Bureau, spending on U.S. private non-residential building construction grew 16.2% in 2006 relative to 2005 and 7.2% in 2005 relative to 2004.

Competitive Strengths

We believe that we enjoy a number of important competitive strengths that drive our success, differentiate us from our competitors and support our market leadership, including:

•

Broad Range of Products and Leading Brands. We believe that we have the most comprehensive water infrastructure and flow control product line in our industry. We enjoy leading market positions based on the estimated share our key products have in their respective market segments, broad brand recognition and a strong reputation for quality and service within the markets we serve. For the fiscal year ended September 30, 2006 and the nine months ended June 30, 2007, approximately 72% and 73%, respectively, of our net sales were from products in which we believe we have the #1 or #2 share of the relevant market segments in the United States and Canada.

•

Complete Water Transmission Solutions. The combination of Predecessor Mueller and U.S. Pipe created an industry leading company with significant scale in water infrastructure and delivery systems and positions us as one of the largest suppliers to the water products sector with a strong platform to facilitate potential expansion into higher growth areas. Our broad product portfolio of engineered valves, hydrants, ductile iron pipe and pipe fittings provides distributors and end users with a comprehensive source of supply and creates a significant competitive advantage for our Company.

•

Large and Growing Installed Base. We maintain one of the largest installed bases of products in the United States, including, as of June 30, 2007, approximately three million fire hydrants and approximately nine million iron gate valves. Once our products are installed, it is difficult for an end-user to change to a competitive product due to the inventory of parts required to maintain multiple products and due to the life/safety nature of some of our products.

•

Leading Specification Position. Due to our strong brand recognition and our large installed base, our products are “specified” as an approved product for use in all of the top fifty metropolitan areas in the United States. The product specification approval process for a municipality generally takes a minimum of one year and there are approximately 54,000 municipal water systems in the United States. This strong specification position has contributed to long-standing relationships with all of the top distributors and creates a strong demand base for our products.

•

Established and Extensive Distribution Channels. We maintain long-standing relationships with the leading distributors in our major markets throughout the United States and Canada. While we do not have long-term contracts with our distributors, we believe that our superior product quality and the technical support we provide allow us to enjoy long-term relationships with our network of over 5,000 independent distributor locations. The average relationship with our top ten distributors is over 20 years.

•

Advanced, Low-Cost Manufacturing Capabilities. We believe our historical capital investment in manufacturing technologies helps us reduce the costs of producing our cast, malleable and ductile iron and brass water and gas flow control products. We believe that we are the only company in North America that uses the technologically-advanced lost foam casting process to manufacture fire hydrant and iron gate valve castings, which significantly reduces the manual labor and machining time otherwise needed to finish cast products.

•

Highly Experienced, Proven Senior Operational Management Team. We are led by an experienced management team with a long and successful track record, enabling us to recognize and capitalize upon attractive opportunities in our key markets. Our senior operational management team has an average of over 25 years of experience in the flow control industry and has substantial experience in acquisition and integration of businesses, cost management rationalization and efficient manufacturing processes.

Business Strategy

Our business strategy is focused on sustaining our reputation for quality and service and competitive differentiation, while growing revenues and enhancing profitability. Key elements of our strategy include:

•

Capitalizing on Large, Attractive and Growing Water Infrastructure Industry. We plan to capitalize on the expected water infrastructure market growth by leveraging our large and growing installed base, the specification of our products as accepted for use in a majority of metropolitan areas, our established and extensive distribution channels and broad range of leading water infrastructure and flow control products.

•

Achieving Ongoing Operating Synergies. We continue to seek opportunities to rationalize our manufacturing facilities and use our significant manufacturing expertise to further reduce our cost structure. We have almost finished executing a synergy plan that was designed to streamline our manufacturing operations, add incremental volume through combining sales efforts for complementary products, improve purchasing efficiency, and achieve operating efficiencies.

•

Strengthening Relationships with Key Distributors. We are focused on enhancing close relationships with the strongest and fastest growing distributors and on leveraging our extensive distributor network to increase sales of our existing products, introduce new products and rapidly expand sales of products of the businesses we acquire.

•

Continuing to Focus on Operational Excellence. We will continue to pursue superior product engineering, design and innovation. We will also continue to use technologically advanced manufacturing processes such as lost foam casting and automated Disa® molding machinery. We will also continue to evaluate sourcing products and materials internationally to lower our costs.

•

Focused Acquisition Strategy. We will selectively pursue attractive acquisitions that enhance our existing product offering, enable us to enter new markets, expand our technological capabilities and provide synergy opportunities. Over the past five years, we have acquired and successfully integrated nine businesses within the water infrastructure and flow control markets. In January 2007, we acquired the assets of Fast Fabricators, Inc., one of the largest fabricators of ductile iron pipe serving the water and wastewater treatment plant market in the United States. The acquisition will allow us to increase our product offering in the growing water and waste water treatment plant market, as well as increase the sales of our value-added ductile iron pipe products.

•

Selectively Expanding Internationally. We intend to expand our current international presence in sourcing and manufacturing products as well as in the sale of our products. We believe we can further use our existing manufacturing facility in China, which currently produces parts for butterfly valve castings, to produce additional products. We are leveraging our Anvil Star (“Star”) operations, which we acquired in 2004 from Star Pipe, Inc., to establish a lead position in the United States for the import and sale of piping component products, including fittings and couplings manufactured in China and India.

Mueller Water Products, Inc. is a Delaware corporation that was incorporated on September 22, 2005 under the name Mueller Holding Company, Inc. We changed our name to Mueller Water Products, Inc. on February 2, 2006. Our principal executive offices are located at 1200 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, and our main telephone number is (770) 206-4200.

The Exchange Offer

In this prospectus, the term “outstanding notes” refers to the 7 3/8% Senior Subordinated Notes due 2017. The term “exchange notes” refers to the 7 3/8% Senior Subordinated Notes due 2017, as registered under the Securities Act of 1933, as amended (the “Securities Act”). The term “notes” refers collectively to the outstanding notes and the exchange notes. On May 24, 2007, Mueller Water Products, Inc. issued $425,000,000 aggregate principal amount of its 7 3/8% Senior Subordinated Notes due 2017 in a private offering.

General

In connection with the private offering, Mueller Water Products, Inc. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offer

Mueller Water Products, Inc. is offering to exchange $425,000,000 aggregate principal amount of its 7 3/8% Senior Subordinated Notes due 2017, which have been registered under the Securities Act, for any and all of its outstanding 7 3/8% Senior Subordinated Notes due 2017.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Resale

Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on September 26, 2007, unless extended by the Company.

Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. Mueller Water Products, Inc. will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which Mueller Water Products, Inc. may waive. See “The Exchange Offer— Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Notwithstanding the previous paragraph, if you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you do not have arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, Mueller Water Products, Inc. and the guarantors of the outstanding notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except Mueller Water Products, Inc. and the guarantors of the outstanding notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, Mueller Water Products, Inc. and the guarantors of the outstanding notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

United States Federal Income Tax Consequences of the Exchange Offer

The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the outstanding notes and the exchange notes.

Issuer	Mueller Water Products, Inc., a Delaware corporation.

Securities Offered	$425.0 million in aggregate principal amount of senior subordinated notes due 2017.

Maturity Date	The exchange notes will mature on June 1, 2017, unless earlier redeemed or repurchased.

Interest	Annual rate: 7 3/8%.

Payment frequency: every six months on June 1 and December 1 of each year. First payment: December 1, 2007.

Ranking	The exchange notes will be the Issuer’s unsecured senior subordinated debt. Accordingly, they will:

•

rank junior in right of payment to all of the Issuer’s existing and future senior indebtedness, including the Issuer’s obligations under the Issuer’s amended credit facility (the “Amended Credit Facility”);

•	rank equal in right of payment with all of the Issuer’s existing and future senior subordinated indebtedness;

•	rank senior in right of payment to any of the Issuer’s future subordinated indebtedness;

•	be effectively junior to all liabilities of any of the Issuer’s subsidiaries that do not guarantee the notes; and

•

be effectively junior to any of the Issuer’s existing and future secured indebtedness, including the Issuer’s obligations under the Amended Credit Facility, to the extent of the value of the assets securing such indebtedness.

As of June 30, 2007, we and our subsidiaries had outstanding approximately $1,142.0 million of indebtedness, including $716.8 million of senior indebtedness (all of which was secured indebtedness) and approximately $425.0 million of senior subordinated indebtedness, and our subsidiaries that are not guarantors had no outstanding indebtedness and $11.3 million of other liabilities, in each case excluding intercompany obligations.

For the twelve months ended June 30, 2007, our non-guarantor subsidiaries accounted for approximately 11% of our net sales and approximately 3% of our operating income. At June 30, 2007, our non-guarantor subsidiaries held approximately 4% of our total assets.

Guarantees

The exchange notes will be unconditionally guaranteed on a senior subordinated basis by all of our existing and future domestic restricted subsidiaries. We refer to these subsidiaries as guarantors. Accordingly, the exchange note guarantees will:

•	rank junior in right of payment to all existing and future senior indebtedness of the relevant guarantor, including indebtedness under the Amended Credit Facility and the guarantees thereof;

•	rank equal in right of payment with all existing and future senior subordinated indebtedness of the relevant guarantor;

•	rank senior in right of payment to any future subordinated indebtedness of the relevant guarantor;

•	be effectively junior to all liabilities of the relevant guarantor’s subsidiaries that are not guarantors; and

•

be effectively junior to all existing and future secured indebtedness of the relevant guarantor, including obligations under the Amended Credit Facility, to the extent of the value of the assets securing such indebtedness.

Optional Redemption

We may redeem the exchange notes, in whole or in part, at any time on or after June 1, 2012, at the redemption prices described in “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any.

In addition, on or prior to June 1, 2010, we may redeem up to 35% of the exchange notes from time to time at a redemption price of 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. However, we may only make such redemptions if at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Change of Control	Upon the occurrence of a change in control, we must offer to repurchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

We may not be able to pay you the required price for exchange notes you present to us at the time of a change of control because we may not have sufficient funds at that time or because the terms of our Amended Credit Facility may prevent us from making such a payment.

Certain Covenants	The indenture governing the exchange notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	borrow money or issue preferred stock;

•	pay dividends;

•	make certain types of investments and other restricted payments;

•	create liens;

•	sell certain assets or merge with or into other companies; and

•	enter into certain transactions with affiliates.

All of these limitations and restrictions are subject to a number of significant exceptions. See “Description of Notes.”

No Prior Market

The exchange notes will be new securities for which there is currently no market. Although the initial purchasers in the private offering of the outstanding notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Risk Factors

Investing in the notes involves substantial risks. See “Risk Factors” for a description of some of the risks you should consider before exchanging your outstanding notes for exchange notes.

R ISK FACTORS

You should carefully consider each of the following risks and all of the information set forth in this prospectus before deciding to tender your outstanding notes in the exchange offer. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could suffer. In that case, the price of our exchange notes could decline and you could lose all or part of your investment.

Risks Relating to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Relating to Our Business

Our business may suffer as a result of a downturn in government spending related to infrastructure upgrades, repairs and replacements, or in the cyclical residential or non-residential building markets.

Our business is primarily dependent upon spending on water and wastewater infrastructure upgrades, repairs and replacement, new water and wastewater infrastructure spending (which is dependent upon residential construction) and spending on non-residential construction. We are also subject to general economic conditions, the need for construction projects, interest rates and government incentives provided for public work projects. In addition, a significant percentage of our products are ultimately used by municipalities or other governmental agencies in public water transmission and collection systems. As a result, our sales could decline as a result of declines in the number of projects planned by public water agencies, government spending cuts, general budgetary constraints, difficulty in obtaining necessary permits or the inability of government entities to issue debt. It is not unusual for water projects to be delayed and rescheduled for a number of reasons, including changes in project priorities and difficulties in complying with environmental and other government regulations. Spending growth in the infrastructure upgrades, repairs and replacement sector may slow in the future if state and local governments’ budgets are negatively impacted by downturns in the economy. Even if favorable economic conditions exist, state and local governments may choose not to address deferred infrastructure needs. Recently, there have been steep declines in sales of both new and existing homes, which have impacted our volume in recent periods. The residential and non-residential building markets are cyclical. Any significant decline in the residential or non-residential building markets or governmental spending on infrastructure could lead to a significant decline in our sales, profitability and cash flows.

Our industry is very competitive and some of our products are commodities.

The domestic and international markets for flow control products are competitive. While there are only a few competitors for most of our product offerings, many of them are well-established companies with strong brand recognition. In particular, our malleable iron and cast iron pipe fitting products, which together comprised

6% of our net sales for the nine months ended June 30, 2007 and 5% of our net sales for the fiscal years ended September 30, 2006 and 2005, face competition from less expensive imports. Further, our pipe nipple and hanger products and our pipe fittings and couplings products, which together comprised 16% of our net sales for fiscal 2006 and fiscal 2005 and 17% of our net sales for the nine months ended June 30, 2007, compete on the basis of price and are sold in fragmented markets with low barriers to entry, allowing less expensive domestic and foreign products to gain market share and reduce our margins. Also, competition for ductile iron pressure pipe sold by our U.S. Pipe segment comes not only from ductile pipe produced by a concentrated number of domestic manufacturers, but also from pressure pipe composed of other materials, such as polyvinylchloride (PVC), high density polyethylene (HDPE), concrete, fiberglass, reinforced plastic and steel.

Foreign competition is intense and could harm our sales, profitability and cash flows.

In addition to domestic competition, we face the threat of foreign competition. The intensity of foreign competition is affected by fluctuations in the value of the U.S. dollar against foreign currencies, by the relative cost to ship competitive products into the North American markets and by the availability of trade remedies. Foreign competition is likely to further increase and certain product prices will continue to face downward pressure as our domestic competitors shift their operations or outsource manufacturing requirements overseas or source supplies from foreign vendors in an effort to reduce expenses.

We depend on a group of major distributors for a significant portion of our sales; any loss of these distributors could reduce our sales and continuing consolidation could cause price pressure.

Approximately 34% and 38% of our net sales for the nine months ended June 30, 2007 and the fiscal year ended September 30, 2006, respectively, were to our 10 largest distributors, and approximately 28% and 32% of our net sales for the nine months ended June 30, 2007 and the fiscal year ended September 30, 2006, respectively, were to our three largest distributors: HD Supply, Ferguson Enterprises and Consolidated Pipe for the nine months ended June 30, 2007, and HD Supply, Ferguson Enterprises and Groeniger for the fiscal year ended September 30, 2006. Our business relationships with most of our major distributor branches may be terminated at the option of either party upon zero to 60 days’ notice.

While our relationships with our ten largest distributors have been long-lasting, distributors in our industry have experienced significant consolidation in recent years, and our distributors may be acquired by other distributors who buy products from our competitors. For example, Home Depot acquired National Waterworks in 2005 and then acquired Hughes Supply in March 2006. The combined business has been merged into one entity now called HD Supply, which is in the process of being sold to a group of private buyers. As a result, two of our largest distributors have been combined under common control. As consolidation among distributors continues, pricing pressure may result, which could lead to a significant decline in our profitability. Further, our ability to retain our customers in the face of competition generally depends on a variety of factors, including the quality and price of our products and services and our ability to market our products effectively. The loss of either HD Supply or Ferguson Enterprises as a distributor could reduce our levels of sales and profitability.

Our brass valve products contain lead, which may be replaced in the future.

Our brass valve products, which constituted approximately 6% of our net sales for the nine months ended June 30, 2007 and the fiscal year ended September 30, 2006, contain approximately 5.0% lead. Environmental advocacy groups, relying on standards established by California’s Proposition 65, are seeking to eliminate or reduce the content of lead in some of these products, including water meters and valves, and to limit their sale in California. Some of our business units have entered into settlement agreements with these environmental advocacy groups that have required them to either modify some of these products or offer substitutes for them with respect to products sold in California. Modifications of or substitutions for our products to meet or conform with regulatory requirements will require us to purchase more expensive raw materials, and we may not be able to pass these costs on to our customers. Federal legislation to substantially restrict lead content in water products has been introduced in Congress. Congress may adopt legislation that would require us to reduce or eliminate lead in our brass products, which could require us to incur substantial additional production expenses. In addition, advocacy groups or other parties may file suit against us, which could result in additional costs in connection with marketing and selling our brass products.

Our business is subject to risk of price increases and fluctuations and delay in the delivery of raw materials and purchased components.

Our business is subject to the risk of price increases and fluctuations and periodic delays in the delivery of raw materials and purchased components that are beyond our control. Our operations require substantial amounts of raw materials or purchased components, such as steel pipe and scrap steel and iron, brass ingot, sand, resin, and natural gas. Management estimates that scrap metal and ferrous alloys used in the U.S. Pipe manufacturing process account for approximately 42% of the cost to manufacture ductile iron pipe, and raw materials used in our manufacturing processes currently account for approximately 18% of the Mueller Co. and Anvil cost of goods sold. Fluctuations in the price and delivery of these materials may be driven by the supply/demand relationship for a material and factors particular to that material. In addition, if any of our suppliers seeks bankruptcy relief or otherwise cannot continue its business as anticipated or we cannot renew our supply contracts on favorable terms, the availability of raw materials could be reduced or the price of raw materials could increase.

The availability and price of certain raw materials or purchased components, such as steel scrap and brass ingot, are subject to market forces largely beyond our control, including North American and international demand, freight costs, speculation and foreign exchange rates. We generally purchase raw materials at spot prices and generally do not hedge our exposure to price changes. We are not always able, and may not be able in the future, to pass on increases in the price of these raw materials to our customers. In particular, when raw material prices increase rapidly or to significantly higher than normal levels, we may not be able to pass price increases through to our customers on a timely basis, if at all, which could lead to significant reductions of our operating margins and cash flow. Any fluctuations in the price or availability of raw materials or purchased components could significantly reduce our levels of production and sales or impair our profitability.

Interruption of normal operations at our key manufacturing facilities may impair our production capabilities.

Some of our key products, including hydrants, valves and ductile iron pipe, are manufactured at large manufacturing facilities. The operations at our major manufacturing facilities may be impaired by various operating risks, including, but not limited to:

•	catastrophic events such as fires, explosions, floods, earthquakes or other similar occurrences;

•	interruptions in raw materials and energy supply;

•	adverse government regulation;

•	breakdowns or equipment failures;

•	violations of our permit requirements or revocation of permits;

•	releases of pollutants and hazardous substances to air, soil, surface water or groundwater;

•	shortages of equipment or spare parts; and

•	labor disputes.

To date, we have successfully managed non-material occurrences of the foregoing events without significant disruption of our operations. More acute occurrences of these events could cause a decrease in, or the elimination of, the revenues generated by our key facilities or a substantial increase in the costs of operating such facilities that, in turn, could, impair our cash flows and results of operations.

We may be unsuccessful in identifying or integrating suitable acquisitions, which could impair our growth.

A part of our growth strategy depends on the availability of acquisition candidates with businesses that can be successfully integrated into our existing business and that will provide us with complementary manufacturing capabilities, products or services. However, we may be unable to identify targets that will be suitable for acquisition. In addition, if we identify a suitable acquisition candidate, our ability to successfully implement the acquisition will depend on a variety of factors, including our ability to finance the acquisition. Our ability to finance our acquisitions is subject to a number of factors, including the availability of adequate cash from operations or of acceptable financing terms and the terms of our debt instruments. In addition, there are many challenges to integrating acquired companies and businesses in our company, including eliminating redundant operations, facilities and systems, coordinating management and personnel, retaining key employees, managing different corporate cultures and achieving cost reductions and cross-selling opportunities. We may not be able to meet these challenges in the future.

Businesses we have acquired or will acquire may not perform as expected.

Businesses we have recently acquired or may acquire in the future may not perform as expected. Acquired businesses may perform below expectations after the acquisition for various reasons, including legislative or regulatory changes that affect the areas in which a business specializes, the loss of key customers after the acquisition has closed, general economic factors that affect a business in a direct way and the cultural incompatibility of an acquired management team with us. Any of these factors could impair our results of operations.

We have recorded a significant amount of goodwill and other identifiable intangible assets, and we may never realize the full value of our intangible assets.

We have recorded a significant amount of goodwill and other identifiable intangible assets. As of June 30, 2007, goodwill was approximately $869.1 million and other identifiable intangible assets were approximately $826.6 million (representing approximately 56% of our total assets). Goodwill and identifiable intangible assets of the Company were recorded at fair value on the date of acquisition. In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, these assets are reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in our performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products and services sold by our business, and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge to results of operations.

Certain of our brass valve products may not be in compliance with National Sanitary Foundation standards, which could limit the ability of municipalities to buy our products.

The National Sanitary Foundation (“NSF”) is a non-profit entity that was contracted by the U.S. Environmental Protection Agency (“EPA”) to issue standards for the water industry. NSF has issued NSF 61, which governs the leaching characteristics of valves and devices that are part of drinking water distribution networks, including certain of our products made from brass. In recent years, a growing majority of states have adopted, by statute or regulation, a requirement that water distribution systems utilize products that comply with NSF 61 and/or are certified as NSF 61 compliant. We, along with others in the industry, are engaged in the lengthy process of attempting to obtain certification of NSF 61 compliance for all of our relevant products. Our sales of brass valve products were approximately 6% of our net sales for the nine months ended June 30, 2007 and the fiscal year ended September 30, 2006. To date we have obtained certification of approximately 95% of our brass valve and fitting products. Approximately 26% of our certified products use “low lead” brass to comply with current NSF 61 requirements. In the event that some of our brass valve products are found not to be in compliance with NSF 61, those products may not be accepted by various municipalities or we may be forced to modify non-conforming products with substitute materials which may require increased cost, thereby impairing our profitability. In addition, if our competitors develop a complete line of NSF 61 compliant brass valve products before we do, we may be placed at a competitive disadvantage which may, in turn, impair our profitability.

Our business may be harmed by work stoppages and other labor relations matters.

We are subject to a risk of work stoppages and other labor relations matters because our hourly workforce is highly unionized. As of June 30, 2007, approximately 73% of our hourly workforce was represented by unions. These employees are represented by locals from approximately six different unions, including the Glass, Molders, Pottery, Plastics and Allied Workers International Union, which is our largest union. Our labor agreements will be negotiated as they expire at various times through September 2010. Work stoppages for an extended period of time could impair our business. Labor costs are a significant element of the total expenditures involved in our manufacturing process, and an increase in the costs of labor could therefore harm our business. In addition, the freight companies who deliver our products to our distributors generally use unionized truck drivers, and our business could suffer if our contractors face work stoppages or increased labor costs.

Our revenues are influenced by weather conditions and the level of construction activity at different times of the year; we may not be able to generate revenues that are sufficient to cover our expenses during certain periods of the year.

Some of our products, including ductile iron pipe, are moderately seasonal, with lower sales in the winter months. This seasonality in demand has resulted in fluctuations in our revenues and operating results. In order to satisfy demand during peak periods, we may incur costs associated with inventory build-up, and there can be no assurance that our projections as to future need will be accurate. We have a significant backlog of orders for some products for which we have inadequate inventories, or which are made-to-order. Because much of our overhead and expenses are fixed payments, seasonal trends can cause reductions in our profit margin and negatively affect our financial condition, especially during our slower periods.

We may be subject to product liability or warranty claims that could require us to make significant payments.

We would be exposed to product liability claims in the event that the use of our products results, or is alleged to result, in bodily injury and/or property damage. There is a risk that we will experience product liability or warranty losses in the future or that we will incur significant costs to defend such claims. Such losses and costs may be material. While we currently have product liability insurance, our product liability insurance coverage may not be adequate for any liabilities that may ultimately be incurred or the coverage may not continue to be available on terms acceptable to us. A successful claim brought against us in excess of our available insurance coverage could require us to make significant payments or a requirement to participate in a product recall which may harm our reputation or profitability.

We rely on Tyco to indemnify us for certain liabilities and there is a risk that Tyco may become unable or fail to fulfill its obligations.

Under the terms of the purchase agreement (the “Tyco Purchase Agreement”) relating to the August 1999 sale by Tyco International Ltd. (“Tyco”) of the Mueller Co. and Anvil businesses to our prior owners, we are indemnified by Tyco for all liabilities arising in connection with the operation of these businesses prior to their sale by Tyco, including with respect to products manufactured or sold prior to the closing of that transaction. The indemnity survives forever and is not subject to any dollar limits. In the past, Tyco has made substantial payments and/or assumed defense of claims pursuant to this indemnification provision. However, we may be responsible for these liabilities in the event that Tyco ever becomes financially unable or fails to comply with, the terms of the indemnity. In addition, Tyco’s indemnity does not cover product liabilities to the extent caused by our products manufactured after that transaction. In June 2007, Tyco was separated into three separate, publicly traded companies. Should the entity or entities that assume Tyco’s obligations under the Tyco Purchase Agreement ever become financially unable or fail to comply with the terms of the indemnity, we may be responsible for such obligations or liabilities. For more information about our potential product liabilities, see “Item 3—Legal Proceedings” in our annual report on Form 10-K incorporated by reference into this prospectus.

Environmental, health and safety laws and regulations could subject us to liability for fines, clean-ups and other damages, require us to incur significant costs to modify our operations and increase our manufacturing costs.

We are subject to various laws and regulations relating to the protection of the environment and human health and safety and must incur capital and other expenditures to comply with these requirements. Failure to comply with any environmental, health or safety requirements could result in the assessment of damages, or imposition of penalties, suspension of production, a required upgrade or change to equipment or processes or a cessation of operations at one or more of our facilities. Because these laws are complex, constantly changing and may be applied retroactively, there is a risk that these requirements, in particular as they change in the future, may impair our business, profitability and results of operations.

In addition, we will be required to incur costs to comply with the EPA’s National Emissions Standards for Hazardous Air Pollutants (“NESHAP”) for iron and steel foundries and for our foundries’ painting operations. These costs may be substantial. See “Item 1—Business—Environmental Matters” in our annual report on Form 10-K incorporated by reference into this prospectus. We may be required to conduct investigations and perform remedial activities that could require us to incur material costs in the future. Our operations involve the use of hazardous substances and the disposal of hazardous wastes. We may incur costs to manage these substances and wastes and may be subject to claims for damage for personal injury, property damages or damage to natural resources.

Our U.S. Pipe segment has been identified as a potentially responsible party liable under federal environmental laws for a portion of the clean-up costs with regard to two sites, one in Alabama and one in California, and it is currently subject to an administrative consent order requiring certain monitoring and clean-up with regard to its Burlington, New Jersey facility. Such clean-up costs could be substantial and could have a negative effect on our profitability and cash flows in any given reporting period. For more information about our environmental compliance and potential environmental liabilities, see “Item 1—Business—Environmental Matters” in our annual report on Form 10-K incorporated by reference into this prospectus.

Compliance with the securities laws and regulations is likely to make it more difficult and expensive for us to obtain directors’ and officers’ liability insurance and to attract and retain qualified members of our board of directors.

We expect the Sarbanes-Oxley Act and the rules and regulations subsequently implemented by the SEC and the Public Company Accounting Oversight Board to continue to impose significant compliance burdens and costs on the operations of the business. Those rules and regulations may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and executive officers.

If we fail to protect our intellectual property, our business and ability to compete could suffer.

Our business depends upon our technology and know-how, which is largely developed internally. While we believe that none of our operating units is substantially dependent on any single patent, trademark, copyright, or other form of intellectual property, we rely on a combination of patent protection and trademark laws, trade secrets protection, employee and third party confidentiality and nondisclosure agreements and technical measures to protect our intellectual property rights. There is a risk that the measures that we take to protect our intellectual property rights may not be adequate to deter infringement or misappropriation or independent third-party development of our technology or to prevent an unauthorized third party from obtaining or using information or intellectual property that we regard as proprietary or to keep others from using brand names similar to our own. The disclosure, misappropriation or infringement of our intellectual property could harm our ability to protect our rights and our competitive position. In addition, our actions to enforce our rights may result in substantial costs and diversion of management and other resources. We may also be subject to intellectual property infringement claims from time to time, which may result in our incurring additional expenses and diverting company resources to respond to these claims.

If transportation for our ductile iron pipe products becomes unavailable or uneconomic for our customers, our ability to sell ductile iron pipe products would suffer.

Transportation costs are a critical factor in a customer’s purchasing decision. Increases in transportation costs could make our ductile iron pipe products less competitive with the same or alternative products from competitors with lower transportation costs.

We typically depend upon rail, barge and trucking systems to deliver our products to customers. While our customers typically arrange and pay for transportation from our factory to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply our products to our customers thereby resulting in lost sales and reduced profitability.

Risks Relating to Our Relationship with Walter Industries

We may have substantial additional liability for federal income tax allegedly owed by Walter Industries.

After the close of trading on December 14, 2006, Walter Industries distributed to its stockholders approximately 1.65 shares of our Series B common stock for each share of Walter Industries common stock held by the stockholders of record on December 6, 2006, resulting in the distribution of 85,844,920 shares of our Series B common stock in a transaction intended to qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended. Prior to this distribution, Walter Industries owned all of our Series B common stock, representing approximately 75% of our economic value and approximately 96% of the combined voting power of all our voting stock.

Each member of a consolidated group for federal income tax purposes is severally liable for the federal income tax liability of each other member of the consolidated group for any year in which it is a member of the group at any time during such year. Each member of the Walter Industries controlled group, which included the Company (including our subsidiaries) through December 14, 2006, is also jointly and severally liable for pension and benefit funding and termination liabilities of other group members, as well as certain benefit plan taxes. Accordingly, the Company could be liable under such provisions in the event any such liability is incurred, and not discharged, by any other member of the Walter Industries consolidated or controlled group for any period during which the Company was included in the Walter Industries consolidated or controlled group.

A dispute exists with regard to federal income taxes for fiscal years 1980 through 1994 and 1999 through 2001 allegedly owed by the Walter Industries consolidated group, which included the U.S. Pipe segment during these periods. According to Walter Industries’ Quarterly Report on Form 10-Q for the period ended March 31, 2007, Walter Industries’ management estimates that the amount of tax claimed by the IRS is approximately $34.0 million for issues currently in dispute in bankruptcy court for matters unrelated to the Company. This amount is subject to interest and penalties. In addition, the IRS has issued a Notice of Proposed Deficiency assessing additional tax of $80.4 million for the fiscal years ended May 31, 2000, December 31, 2000 and December 31, 2001. As a matter of law, the Company is jointly and severally liable for any final tax determination, which means that in the event Walter Industries is unable to pay any amounts owed, the Company would be liable. Walter Industries disclosed in the above mentioned Form 10-Q that they believe their filing positions have substantial merit and that they intend to defend vigorously any claims asserted.

The tax allocation agreement between the Company and Walter Industries allocates to us certain tax risks associated with the spin-off.

Walter Industries effectively controlled all of our tax decisions for periods during which we were a member of the Walter Industries consolidated federal income tax group and certain combined, consolidated or unitary state and local income tax groups. Under the terms of the income tax allocation agreement between Walter Industries and the Company dated as of May 26, 2006, the Company generally computes its tax liability on a stand-alone basis, but Walter Industries has sole authority to respond to and conduct all tax proceedings (including tax audits) relating to our federal income and combined state returns, to file all such returns on behalf of us and to determine the amount of our liability to (or entitlement to payment from) Walter Industries for such periods. This arrangement may result in conflicts of interests between the Company and Walter Industries. In addition, the tax allocation agreement provides that if the spin-off of our Series B common stock by Walter Industries is determined not to be tax-free pursuant to Section 355 of the Internal Revenue Code of 1986, as amended, the Company generally will be responsible for any taxes incurred by Walter Industries or its stockholders if such taxes result from certain of our actions or omissions and for a percentage of any such taxes that are not a result of our actions or omissions or Walter Industries’ actions or omissions based upon our market value relative to Walter Industries’ market value. Additionally, to the extent that Walter Industries were unable to pay taxes, if any, attributable to the spin-off and for which it is responsible under our allocation agreement, we could be liable for those taxes as a result of being a member of the same consolidated group for the year in which the spin-off occurred.

Because we have limited experience operating as a stand-alone entity, our future business prospects are difficult to evaluate and our business could suffer as a result of the separation of our business from Walter Industries.

As of the close of business on December 14, 2006, Walter Industries distributed all of its holding of our Series B common stock to Walter Industries’ stockholders, thus making the Company a stand-alone entity. Our operations as a stand-alone entity may place significant demands on our management, operational and technical resources. Our future performance will depend on our ability to function as a stand-alone entity and on our ability to finance and manage expanding operations and to adapt our information systems to changes in our business. There is a risk that these factors could significantly impair our business, our results and our financial reporting ability.

Furthermore, the financial information included in this document may not necessarily reflect what the operating results and financial condition would have been had we been a separate, stand-alone entity during the periods presented or be indicative of our future operating results and financial condition.

Risks Relating to Our Indebtedness and the Notes

We have a significant amount of debt and we may incur additional debt in the future.

As of June 30, 2007, our total debt was $1,142.0 million. See “Capitalization” for additional information. Further, we may incur significant additional indebtedness from time to time. For example, the Amended Credit Facility provides initial commitments of up to $1.02 billion in the aggregate and permits us to increase the size of the credit facility by an additional $500 million of indebtedness. The level of our indebtedness could have important consequences, including:

•	making it more difficult for us to satisfy our obligations under our debt instruments;

•

limiting cash flow available for general corporate purposes, including capital expenditures and acquisitions, because a substantial portion of our cash flow from operations must be dedicated to servicing our debt;

•	limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

•	limiting our flexibility to react to competitive and other changes in our industry and economic conditions generally; and

•

exposing us to risks inherent in interest rate fluctuations because a substantial portion of our borrowings is at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to pay or to refinance our indebtedness will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. There is a risk that our business will not generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will not be realized or that future borrowings will not be available to us in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We cannot assure you that we will maintain a level of liquidity from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. However, we may not be able to accomplish these actions on satisfactory terms, or at all. In addition, these actions, if accomplished, could affect the operation and growth of our business and may not permit us to meet our scheduled debt service obligations.

Restrictive covenants in our debt instruments limit our ability to engage in certain transactions and may diminish our ability to make payments on our indebtedness, including the notes.

Our debt instruments contain various covenants that limit our ability to engage in certain transactions. Our senior credit facilities also require the maintenance of specified financial ratios and the satisfaction of other financial condition tests. In addition, our debt instruments require us to provide regular financial information to our lenders and bondholders. Such requirements generally may be satisfied by our timely filing with the SEC annual and quarterly reports under the Exchange Act. Our ability to satisfy those financial ratios or covenants can be affected by events beyond our control, and there is a risk that we will not meet those tests. A breach of any of these covenants could result in a default under our debt instruments. If an event of default is not remedied after the delivery of notice of default and lapse of any relevant grace period, the holders of our debt would be able to declare it immediately due and payable. Upon the occurrence of an event of default under our senior credit facilities, the lenders could also terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure the indebtedness under our senior credit facilities. We have pledged substantially all of our assets (including our intellectual property), other than the assets of our foreign subsidiaries, as security under the senior credit facilities. If the lenders under our senior credit facilities or holders of our outstanding notes accelerate the repayment of borrowings, we may not have sufficient assets to repay our senior credit facilities and our other indebtedness, including the notes. This could negatively impact our ability to operate as a going concern.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the Amended Credit Facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be immediately due and payable, together with accrued and unpaid interest, and the lenders under the Amended Credit Facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under the Amended Credit Facility to avoid being in default. The required lenders may be unwilling to grant any such waiver. If this occurs, we would be in default under the Amended Credit Facility and the lenders could exercise their rights as described above.

Your right to receive payments on the notes is junior to the rights of the lenders under the Amended Credit Facility and any of our other future secured or senior indebtedness.

Our obligations under the notes and the guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under the Amended Credit Facility and each guarantor’s obligations under its guarantee of the Amended Credit Facility are secured by a security interest in substantially all of our domestic tangible and intangible assets and all of our capital stock and the capital stock of each of our existing and future domestic subsidiaries. The Amended Credit Facility permits us to borrow up to $1.02 billion in the aggregate and permits us to increase the size of the credit facility by an additional $500 million of indebtedness. If we are declared bankrupt or insolvent, or if we default under the Amended Credit Facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets described above to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose on the pledged assets and sell the pledged equity interests in any guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in the guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

In addition, we may not pay principal, premium, if any, interest or other amounts on account of the notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under the Amended Credit Facility, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the notes for a designated period of time. As a result of the subordination provisions in the notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the notes until we have made all payments in cash on our senior indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the notes, including payments of principal or interest when due.

As of June 30, 2007, we and our guarantor subsidiaries had outstanding approximately $716.8 million of indebtedness ranking senior in right of payment to the notes and the guarantees, all of which would have been secured indebtedness.

Claims of noteholders are structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries because they have not guaranteed the notes.

The notes have not been guaranteed by any of our non-U.S. subsidiaries. Accordingly, claims of holders of the notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. As of June 30, 2007, our non-guarantor subsidiaries accounted for approximately $127.3 million, or 4%, of our total assets and approximately $56.2 million, or 3%, of our total liabilities. For the twelve months ended June 30, 2007, our non-guarantor subsidiaries accounted for approximately $206.9 million, or 11%, of our net sales and approximately $6.4 million, or 3%, of our operating income.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of our borrowings, primarily borrowings under the Amended Credit Facility, are expected to be at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. Assuming all revolving loans and the term loans under the Amended Credit Facility were fully borrowed on June 30, 2007, each quarter point change in interest rates would result in a $2.6 million change in annual interest expense on the Amended Credit Facility.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The events that constitute a change of control under the indenture governing the notes would constitute a default under the Amended Credit Facility, which will prohibit the purchase of the notes by us in the event of certain change of control events, unless, and until, such time as our indebtedness under the Amended Credit Facility is repaid in full. We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under the Amended Credit Facility. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under the Amended Credit Facility.

We are a holding company and we depend on cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the notes.

We are a holding company and all of our operations are conducted through our subsidiaries. Accordingly, we are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations and cash needs, including the required payments on the notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the notes or satisfy our other cash needs. In addition, certain of our subsidiaries who are guarantors of the notes are holding companies that will rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.

Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements. Although the indenture governing the notes limits the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations are subject to significant qualifications and exceptions. As a result, although our subsidiaries may have cash, we or our subsidiary guarantors may be unable to obtain that cash to satisfy our obligations under the notes or its guarantee, as applicable.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

Although holders of the notes offered hereby will be direct creditors of the guarantors by virtue of the guarantees, existing or future creditors of any guarantor could avoid or subordinate that guarantor’s guarantee under the fraudulent conveyance laws if they were successful in establishing that:

•	the guarantee was incurred with fraudulent intent; or

•	the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

•	was insolvent at the time of the guarantee;

•	was rendered insolvent by reason of the guarantee;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company’s property at a fair valuation; or

•	if the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was “insolvent” as of the date its guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that any guarantors were insolvent on that date. The subsidiary guarantees could be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the other guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

There will be no public market for the exchange notes.

Prior to the issuance of the exchange notes, there has been no public market for the exchange notes and we cannot assure you that any such market will develop or as to the liquidity of any such market, your ability to sell your exchange notes or the price at which you would be able to sell your exchange notes. If such a market were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. We do not presently intend to apply for listing of the exchange notes on any securities exchange.

The initial purchasers of the private offering of the outstanding notes have advised us that they presently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and they may discontinue any such market-making at any time in their sole discretion. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in or incorporated by reference into this prospectus are also subject to a number of material risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements, including but not limited to economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices, as well as the factors described above under “Risk Factors.” Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2007. The information in the following table should be read in conjunction with “Item 6.—Selected Historical Consolidated Financial Data” in our annual report on Form 10-K, “Item 7.—Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K, “Item 3.—Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly reports on Form 10-Q and the historical financial statements in our current report on Form 8-K filed on August 9, 2007 and quarterly reports on Form 10-Q, in each case incorporated by reference into this prospectus.

As of June 30, 2007
(dollars in millions)
Cash and cash equivalents	$57.0

Long-term debt, including current portion:
Amended and Restated Credit Facility	$715.0
7 3/8% senior subordinated notes due 2017	425.0
14 3/4% senior discount notes due 2014	0.2
Capital lease obligations	1.8

Total debt	$1,142.0

Shareholders’ equity:
Common stock, par value $0.01 per share	1.1
Capital in excess of par value	1,420.5
Accumulated deficit	(139.4)
Accumulated other comprehensive loss	(13.8)

Total shareholders’ equity	1,268.4

Total capitalization	$2,353.4

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	For the nine months ended June 30,		For the year ended September 30, 2006(a)	For the year ended September 30, 2005	For the nine months ended September 30,		For the years ended December 31, 2004
	2007(a)	2006(a)			2005	2004
	(unaudited)	(unaudited)		(unaudited)
Ratio of Earnings to Fixed Charges	1.6x	—	1.1x	—	1.5x	—	—

(a)	Data for the nine months ended June 30, 2007 and 2006 and the fiscal year ended September 30, 2006 include results from Predecessor Mueller, which was acquired by the Company on October 3, 2005.

Due to losses during the nine months ended June 30, 2006, the year ended September 30, 2005, the nine months ended September 30, 2004 and the year ended December 31, 2004, the ratio coverage for those periods was less than 1.0x. The coverage deficiency was $36.8 million, $0.6 million, $9.9 million and $18.4 million, respectively, for those periods. For these ratios, “earnings” represents income or loss before taxes plus fixed charges and “fixed charges” consist of interest on all indebtedness, amortization of debt premium and a portion of rental expense for operating leases that is representative of interest.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following descriptions are summaries of the material terms of the agreements governing our material indebtedness. The summaries may not contain all the information that is important to you. To fully understand these agreements, you should carefully read each of them. Copies of these agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part.

Amended Credit Facility

On May 24, 2007, we amended and restated the existing senior secured credit facility (the “Amended Credit Facility”) of Mueller Group, LLC, pursuant to which we became the borrower under the Amended Credit Facility and increased our borrowing capacity to $1.02 billion. We entered into the Amended Credit Facility with a syndicate of banks and other financial institutions led by Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers. The senior credit facilities provided under the Amended Credit Facility include (1) an amortizing term loan A facility in an initial aggregate principal amount of $150.0 million, (2) an amortizing term loan B facility in an initial aggregate principal amount of $565.0 million and (3) a $300.0 million multi-currency revolving credit facility, which provides for loans and under which letters of credit may be issued. Letters of credit are expected to reduce availability for borrowings under the revolving credit facility. The revolving credit facility terminates on the May 24, 2012, the term loan A facility matures on May 24, 2012 and the term loan B facility matures on May 24, 2014.

Term loan B borrowings under the Amended Credit Facility bear interest, at our option, at LIBOR plus 175 basis points, or an alternate base rate (as defined in the Amended Credit Facility) plus 75 basis points.

The applicable margin for term loan A borrowings and revolving credit borrowings are subject to adjustment based on the leverage ratio, which measures the ratio of consolidated total debt to consolidated EBITDA of us and our subsidiaries (each as defined in the Amended Credit Facility). The initial applicable margin is LIBOR plus 150 basis points, or the alternate base rate plus 50 basis points.

We also pay commitment fees on the unused portion of the revolving credit facility. These fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. The applicable rate at which the fees are calculated will be subject to adjustment based on the leverage ratio. The initial rate is 0.375%.

We are required to repay (1) the term loan A facility in 11 consecutive quarterly installments equal to $3,500,000 on the last business day of each March, June, September and December, commencing in September 2009, with the remaining amount payable on the maturity date of the term loan A facility and (2) the term loan B facility in 27 consecutive quarterly installments equal to $1,300,000 on the last business day of each March, June, September and December, commencing in September 2007, with the remaining amount payable on the maturity date of the term loan B facility. Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity on May 24, 2012.

The senior credit facilities are subject to mandatory prepayment with the net cash proceeds of the sale or other disposition of any property or assets of us and our subsidiaries, subject to permitted reinvestments and other specified exceptions.

All mandatory prepayment amounts are to be applied to the prepayment of the term loans pro rata between the term loan A facility and the term loan B facility to reduce the remaining amortization payments of each term loan facility.

All of our material direct and indirect domestic restricted subsidiaries, and all of our subsidiaries that guarantee the notes, are guarantors of the Amended Credit Facility. Our obligations under the Amended Credit Facility are secured by:

•

a first priority perfected lien on substantially all of the existing and after-acquired personal property of the borrower and each guarantor, a pledge of all of the stock or membership interest of all of our existing or future domestic restricted subsidiaries (including of each guarantor), a pledge of no more than 65% of the voting stock of any first-tier foreign restricted subsidiary held by us or a guarantor and a pledge of all intercompany indebtedness in favor of us or any guarantor;

•

first-priority perfected liens on all of our and the guarantors’ material existing and after-acquired real property fee interests, subject to customary permitted liens described in the Amended Credit Facility; and

•	a negative pledge on all of our and our restricted subsidiaries’ assets, including our intellectual property.

The senior credit facilities contain customary negative covenants and restrictions on our ability to engage in specified activities, including, but not limited to:

•	limitations on other indebtedness, liens, investments and guarantees;

•	restrictions on dividends and redemptions of our capital stock and prepayments and redemptions of debt; and

•	restrictions on mergers and acquisitions, sales of assets, sale and leaseback transactions and transactions with affiliates.

The senior credit facilities also contain financial covenants requiring us to maintain (a) a specified consolidated leverage ratio of not more than 5.25 to 1.00 and decreasing over time and (b) an interest charge coverage ratio of not less than 2.50 to 1.00.

Borrowings under the revolving credit facility are subject to significant conditions, including compliance with the financial ratios included in the Amended Credit Facility and the absence of any material adverse change. See “Risk Factors—Risks Relating to Our Indebtedness and the Notes—Restrictive covenants in our debt instruments limit our ability to engage in certain transactions and may diminish our ability to make payments on our indebtedness, including the notes.”

The Amended Credit Facility also contains certain customary events of default, including nonpayment of principal or interest, covenant defaults, inaccuracy of representations or warranties, bankruptcy and insolvency events, judgment defaults, cross defaults and a change of control.

Senior Discount Notes

On April 29, 2004, Predecessor Mueller sold units consisting of $1,000 principal amount at maturity of senior discount notes due 2014, and warrants to purchase shares of Predecessor Mueller’s Class A common stock, for gross proceeds of approximately $110.1 million. All warrants were converted into a right to receive cash and are no longer outstanding. The accreted value of the senior discount notes increases at a rate of 14 3/4% compounded semi-annually to April 2009. Interest at a rate of 14 3/4% is payable in cash semi-annually in arrears thereafter. The senior discount notes are senior unsecured obligations but they effectively rank junior to all liabilities of our subsidiaries. On May 24, 2007, we paid approximately $140.7 million, representing the purchase price and consent payment for over 99% of the senior discount notes that were tendered and accepted for payment in connection with the tender offer and consent solicitation commenced on May 1, 2007. As of June 30, 2007, $272,795 accreted value of the senior discount notes were outstanding.

Senior Subordinated Notes

On April 23, 2004, Mueller Group, LLC and Mueller Group Co-Issuer, Inc. co-issued $315.0 million aggregate principal amount of senior subordinated notes. The senior subordinated notes mature on May 1, 2012. Interest at a rate of 10% is payable on the senior subordinated notes in cash on May 1 and November 1 of each year. On May 24, 2007, we paid approximately $224.1 million, representing the purchase price and consent payment for over 99% of the senior subordinated notes that were tendered and accepted for payment in the tender offer and consent solicitation commenced on May 1, 2007. As of June 30, 2007, $4,000 in principal amount of the senior subordinated notes was outstanding.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Company and the guarantors of the notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to use their reasonable best efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 360 days following the closing date of the issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on May 24, 2007.

Under the circumstances set forth below, the Company and the guarantors will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer is not consummated within 360 days after the date of issuance of the outstanding notes;

•

if any holder notifies the Company that (1) it is prohibited by law or SEC rules or regulations from participating in the exchange offer; (2) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or (3) it is a broker-dealer and owns notes acquired directly from the Company or an affiliate of the Company.

Under the registration rights agreement, if the Company fails to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 360 days after the issue date (the “target registration date”), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest. The registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	You are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•

You have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	You are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	You are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	You are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	You do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	You are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	You are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

In the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Company will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. As of the date of this prospectus, $425 million aggregate principal amount of the 7 3/8% Senior Subordinated Notes due 2017 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Company intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Company will be deemed to have accepted for exchange properly tendered outstanding notes when it has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Company expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on September 26, 2007. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Company reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If the Company amends an exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Company will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, the Company will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

The Company expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Company may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. The Company will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Company expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the events specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If the Company fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, the Company will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

•	In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, the Company will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Company will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither the Company, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

The tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	The exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York has been appointed as the exchange agent for the exchange offer. The Bank of New York also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:
Bank of New York/Mellon Corporation	Bank of New York/Mellon Corporation	Bank of New York/Mellon Corporation
101 Barclay Street—7 East	101 Barclay Street—7 East	101 Barclay Street—7 East
New York, New York 10286	New York, New York 10286	New York, New York 10286
Attn: David A. Mauer	Attn: David A. Mauer	Attn: David A. Mauer

By Facsimile Transmission:
(eligible institutions only):
(212) 298-1915

Telephone Inquires:
(212) 815-3687

Note: Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

General

The Company issued notes pursuant to an indenture (the “Indenture”) among Mueller Water Products, Inc., the Guarantors party thereto and The Bank of New York, as trustee, in a transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The notes are subject to all those terms, and holders of notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

The following description is a summary of the material provisions of the Indenture. It is not complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because that agreement, and not this description, define your rights as a holder of the notes.

The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this summary, the term “Issuer” refers only to Mueller Water Products, Inc. and not to any of its Subsidiaries.

The notes:

•	are general unsecured obligations of the Issuer;

•	rank junior in right of payment to all existing and future Senior Indebtedness of the Issuer, including its obligations under the Credit Agreement;

•	rank equal in right of payment with any future Pari Passu Indebtedness of the Issuer including any Remaining Senior Notes;

•	rank senior in right of payment to all future Subordinated Indebtedness of the Issuer;

•	are effectively junior to all liabilities of the Issuer’s Subsidiaries that are not Guarantors; and

•	are effectively junior to any secured Indebtedness of the Issuer, including obligations under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

The notes are unconditionally guaranteed on a senior subordinated basis by all of our existing Domestic Restricted Subsidiaries. The Note Guarantees:

•	are general unsecured obligations of the Guarantors;

•	rank junior in right of payment to all existing and future Senior Indebtedness of the relevant Guarantor, including its obligations under the Credit Agreement;

•	rank equal in right of payment with any existing and future Pari Passu Indebtedness of the relevant Guarantor, including any Remaining Senior Subordinated Notes and the guarantees thereof;

•	rank senior in right of payment to any future Subordinated Indebtedness of the relevant Guarantor;

•	are effectively junior to all liabilities of the relevant Guarantor’s Subsidiaries that are not Guarantors; and

•

are effectively junior to all existing and future secured Indebtedness of the relevant Guarantor, including obligations under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

As of June 30, 2007, the Issuer and its subsidiaries had outstanding approximately $1,142.0 million of Indebtedness, including $716.8 million of Senior Indebtedness (all of which was secured Indebtedness), and our

Subsidiaries that are not Guarantors had no outstanding Indebtedness and $11.3 million of other liabilities, in each case excluding intercompany obligations. The Indenture permits the Issuer and its Subsidiaries to incur additional Indebtedness, including Senior Indebtedness, in the future. See “Risk Factors—Risks Relating to Our Indebtedness and the Notes—Your right to receive payments on the notes is junior to the rights of the lenders under the Amended Credit Agreement and any of our future secured or senior indebtedness.” and “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

All of our Subsidiaries, with the exception of Anvil International, LLC, which has no assets and does not contribute to our Adjusted EBITDA, are Restricted Subsidiaries. However, so long as we satisfy the conditions described in the definition of “Unrestricted Subsidiary,” we will be permitted to designate current or future Subsidiaries as “Unrestricted” Subsidiaries that are not subject to the restrictive covenants included in the Indenture and will not guarantee the notes. We have designated Anvil International, LLC as an Unrestricted Subsidiary.

Principal, Maturity and Interest

•	The notes were issued in the aggregate principal amount of $425.0 million and will mature on June 1, 2017.

•	The notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•	Interest on the notes accrues at the rate of 7 3/8% per year.

•	We will pay interest in arrears every June 1 and December 1, commencing on December 1, 2007, to holders of record on the immediately preceding May 15 and November 15.

•	Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

•	Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will pay principal of, premium, if any, and interest on the notes:

•	at the office or agency we maintain for that purpose within the City and State of New York; or

•	at our option, by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes.

However, all payments with respect to notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of DTC or any successor thereto.

Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose.

Subject to the covenants described below, we may issue additional notes under the Indenture having the same terms as the notes. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the Indenture.

Subordination

The payment of Note Obligations will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

Upon any distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer’s assets and liabilities,

(1)	the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, before the holders of notes will be entitled to receive any payment with respect to the Note Obligations, and

(2)	until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the holders of notes would be entitled shall be made to the holders of Senior Indebtedness.

However, holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance.”

The Issuer also may not make any payment upon or in respect of the Note Obligations, except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance,” until all obligations with respect to Senior Indebtedness have been paid in full in cash or Cash Equivalents if:

(1)	a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

(2)	any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which that default relates to accelerate its maturity and the trustee receives a notice of that default (a “Payment Blockage Notice”) from the Issuer or the holders of any Designated Senior Indebtedness.

Payments on the notes may and shall be resumed:

(1)	in the case of a payment default, upon the date on which that default is cured or waived; and

(2)	in case of a nonpayment default, the earlier of the date on which that nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1)	360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal, interest and premium, if any, on the notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been waived or cured for a period of not less than 90 days.

“Designated Senior Indebtedness” means:

(1)	any Indebtedness outstanding under the Credit Agreement; and

(2)	any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Issuer in writing to the trustee as “Designated Senior Indebtedness.”

“Permitted Junior Securities” means Equity Interests in the Issuer or debt securities of the Issuer and the Guarantors that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior

Indebtedness of the Issuer and the Guarantors to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Indebtedness of the Issuer.

“Senior Indebtedness” means, with respect to any person:

(1)	all Obligations of that person outstanding under the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding;

(2)	any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Indebtedness of that person; and

(3)	all Obligations with respect to the foregoing.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

(a)	any liability for federal, state, local or other taxes;

(b)	any Indebtedness of that person to any of its Subsidiaries;

(c)	any trade payables;

(d)	any Remaining Notes; or

(e)	any Indebtedness that is incurred in violation of the Indenture.

“Note Obligations” means all Obligations with respect to the notes, including, without limitation, principal, premium, if any, and interest payable pursuant to the terms of the notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise.

We will promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of notes may recover less, ratably, than creditors of the Issuer who are holders of Senior Indebtedness.

Note Guarantees

Our payment obligations under the notes are jointly and severally guaranteed by the Guarantors. The Note Guarantee of each Guarantor is subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of that Guarantor, including that Guarantor’s Indebtedness under the Credit Agreement or the guarantees thereof, to the same extent that the notes are subordinated to Senior Indebtedness of the Issuer. The obligations of each Guarantor under its Note Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

No Guarantor may consolidate with or merge with or into another person or entity, whether or not the Guarantor is the surviving person, unless:

(1)	either:

(a)	subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger, if other than the Issuer or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee under the Indenture, the Note Guarantee and the Registration Rights Agreement; or

(b)	such consolidation or merger complies with the covenant described below under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(2)	immediately after giving effect to such transaction, no Default or Event of Default exists.

In the event of:

•	a sale or other disposition of all of the capital stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with the “Asset Sale” provisions of the Indenture;

•	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture; or

•	upon legal or covenant defeasance as provided below under the caption “—Legal Defeasance and Covenant Defeasance,”

that Guarantor will be released and relieved of any obligations under its Note Guarantee.

Optional Redemption

On and after June 1, 2012, the notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days’ notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2012	103.688%
2013	102.458%
2014	101.229%
2015 and thereafter	100.000%

In addition to the foregoing, on or prior to June 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of notes from time to time originally issued under the Indenture in cash at a redemption price of 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes from time to time originally issued under the Indenture remains outstanding immediately after the occurrence of the redemption; and

(2)	the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select the notes for redemption as follows:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2)	if the notes are not so listed, on a pro rata basis;

provided that no notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

The Issuer is not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the “Change of Control Payment”). Within 75 days following any Change of Control, the Issuer will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in that notice. the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control Offer, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent for the notes an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer.

The paying agent for the notes will promptly mail to each holder of notes so tendered the Change of Control Payment for that holder’s notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Credit Agreement prohibits the Issuer from purchasing any notes and also provides that certain change of control events, which may include events not otherwise constituting a Change of Control under the Indenture, with respect to the Issuer would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may also contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain that prohibition. If the Issuer does not obtain such a consent or repay those borrowings, the Issuer will remain prohibited from purchasing notes. In that case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In those circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of notes.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under that Change of Control Offer.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d) of the Exchange Act);

(2)	the adoption of a plan for the liquidation or dissolution of the Issuer;

(3)	the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person” or “group” (as those terms are used in Section 13(d) of the Exchange Act), becomes the “beneficial owner” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Issuer; or

(4)	the first day on which a majority of the members of the board of directors of the Issuer are not Continuing Members.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another person or group may be uncertain.

“Continuing Members” means, as of any date of determination, any member of the board of directors of the Issuer who:

(1)	was a member of the Issuer’s board of directors on the date of the Indenture; or

(2)	was nominated for election or elected to the Issuer’s board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of the Issuer’s board of directors at the time of that nomination or election.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Issuer or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration therefor received by the Issuer or the Restricted Subsidiary is in the form of:

(a)	cash or Cash Equivalents; or

(b)	property or assets that are used or useful in a Permitted Business, or the Capital Stock of any person engaged in a Permitted Business if, as a result of the acquisition by the Issuer or any Restricted Subsidiary thereof, that person becomes a Restricted Subsidiary.

For the purposes of this provision, each of the following shall be deemed to be cash:

(i)	any liabilities, as shown on the Issuer’s or the Restricted Subsidiary’s most recent balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee and any liabilities to the extent owed to the Issuer or any Affiliate of the Issuer) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Issuer or the Restricted Subsidiary from further liability;

(ii)	any securities, notes or other obligations received by the Issuer or the Restricted Subsidiary from the transferee that are converted by the Issuer or the Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by the Issuer of the Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received; and

(iii)	any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i), (ii) and (iii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

Within 18 months after the receipt of any Net Proceeds from an Asset Sale, the Issuer or the Restricted Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent the Issuer is required to apply the Net Proceeds pursuant to the terms of the Credit Agreement), to:

(1)	repay or purchase Senior Indebtedness or Pari Passu Indebtedness of the Issuer or any Guarantor or Indebtedness of any Restricted Subsidiary that is not a Guarantor, as the case may be, provided that if the Issuer shall so repay or purchase Pari Passu Indebtedness of the Issuer or a Guarantor,

(a)	it will ratably reduce Indebtedness under the notes by redeeming notes if the notes are then redeemable; or

(b)	the Issuer will make an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of notes to purchase at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, thereon to the date of purchase, the notes that would otherwise be redeemed; or

(2)	(a) make an investment in property, make a capital expenditure or acquire assets that, in each case, are used or useful in a Permitted Business; or

(b) acquire Capital Stock of any person primarily engaged in a Permitted Business if:

(x) as a result of the acquisition by the Issuer or any Restricted Subsidiary thereof, that person becomes a Restricted Subsidiary; or

(y)	the Investment in that Capital Stock is permitted by clause (6) of the definition of Permitted Investments.

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested by 18 months after their receipt as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will be required to make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.

To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other Pari Passu Indebtedness surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of an offer to purchase, the amount of Excess Proceeds subject to such offer shall no longer be deemed to be Excess Proceeds.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to an Asset Sale Offer, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Credit Agreement currently prohibits the Issuer from purchasing any notes, and also provides that certain asset sale events with respect to the Issuer would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of notes.

Certain Covenants

Fall-Away of Covenants

From and after the date on which the notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing (the foregoing conditions being referred to collectively as the “Fall-Away Condition”), the Issuer and its Restricted Subsidiaries will not be subject to the covenants described under “—Restricted Payments,” “—Incurrence of Indebtedness and Issuance of Preferred Stock,” “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” clause (4) of “—Merger, Consolidation or Sale of Assets,” “—Transactions with Affiliates,” “—Anti-Layering” and “—Additional Note Guarantees” and will not be subject to the provisions of the Indenture described under “—Repurchase at the Option of Holders—Asset Sales.” As a result, after the Fall-Away Condition is satisfied, the notes will be entitled to substantially less covenant protection.

So long as the notes are outstanding, including after the Fall-Away Condition is satisfied, the Issuer and its Restricted Subsidiaries will be subject to the provisions of the Indenture described under “—Repurchase at the Option of Holders—Change of Control” and the covenants described under “—Liens,” “—Merger, Consolidation or Sale of Assets” (other than clause (4)) and “—Reports.” In addition, after the Fall-Away Condition is satisfied, the Issuer will not be permitted to designate any Material Subsidiary as an Unrestricted Subsidiary, and any Unrestricted Subsidiary that later becomes a Material Subsidiary will cease to be an Unrestricted Subsidiary.

Restricted Payments

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests other than

(a)	dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or

(b)	dividends or distributions payable to the Issuer or any Restricted Subsidiary of the Issuer;

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer other than any of those Equity Interests owned by the Issuer or any Restricted Subsidiary of the Issuer;

(3)	make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness of the Issuer or any Guarantor, except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to that Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)	the Issuer would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)

that Restricted Payment together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)), (2) through (4) and (6) through (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing January 1, 2006 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

(b)	100% of the Qualified Proceeds received by the Issuer on or after the date of the Indenture from contributions to the Issuer’s capital or from the issue or sale on or after the date of the Indenture of Equity Interests (other than Disqualified Stock) of the Issuer or of Disqualified Stock or debt securities of the Issuer to the extent that they have been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Issuer, other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of the Issuer; plus

(c)	the amount equal to the net reduction in Investments in persons after the date of the Indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

(i)	Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to the Issuer or any Restricted Subsidiary from those persons;

(ii)	Qualified Proceeds received upon the sale or liquidation of those Investments; and

(iii)	the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (8) below arising from the redesignation of that Unrestricted Subsidiary) as Restricted Subsidiaries (valued, proportionate to the Issuer’s equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

The foregoing provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of the Issuer or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Equity Interests of the Issuer (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3)	the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)	the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

(a)	that dividend is paid pro rata to all holders of that class of common stock; and

(b)	at least 51% of that class of common stock is held by the Issuer or one or more of its Restricted Subsidiaries;

(5)	the declaration and payment of cash dividends or distributions with respect to the Capital Stock of the Issuer in an amount not in excess of $25.0 million in any fiscal year;

(6)

the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer, or to holders of any class or series of Disqualified Stock or preferred stock of any Restricted

Subsidiary, in each case issued on or after the date of the Indenture in accordance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

(7)	repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options, and the repurchase of Equity Interests to the extent used to pay taxes or other amounts due upon the grant, exercise or conversion of any Equity Interests granted pursuant to any management or employee equity plan, stock option plan or benefit plan or agreement;

(8)	any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (8) since the date of the Indenture, does not exceed $100.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (8) either as a result of (i) the repayment or disposition thereof for cash or other Qualified Proceeds or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to the Issuer’s equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (8); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

(9)	the pledge by the Issuer of the Capital Stock of an Unrestricted Subsidiary of the Issuer to secure Non-Recourse Debt of that Unrestricted Subsidiary;

(10)	the purchase, retirement or other acquisition of Equity Interests of the Issuer pursuant to any management or employee equity plan, stock option plan or benefit plan or agreement, provided that the aggregate Restricted Payments made under this clause (10) do not exceed $5.0 million in any fiscal year, with unused amounts carried over to succeeding fiscal years; and

(11)	distributions or payments of Receivables Fees.

The board of directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Investments made at the time of that designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of

(1)	the net book value of that Investments at the time of that designation and

(2)	the fair market value of that Investments at the time of that designation.

That designation will only be permitted if that Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The amount of

(1)	all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and

(2)	Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by the Issuer of those Qualified Proceeds.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Indenture provides that:

(1)	the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Indebtedness);

(2)	the Issuer will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

(3)	the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;

provided that the Issuer or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock, and any Restricted Subsidiary may issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred or that Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of that four-quarter period.

The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries (collectively, “Permitted Indebtedness”):

(1)	the incurrence by the Issuer and its Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and those Restricted Subsidiaries thereunder) then classified as having been incurred in reliance upon this clause (1) that remains outstanding under such Credit Facilities after giving effect to that incurrence does not exceed an amount equal to $1,100.0 million;

(2)	the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness;

(3)	the incurrence of Indebtedness represented by the notes and the Note Guarantees to be issued on the date of the Indenture and any exchange notes and exchange guarantees issued in exchange therefor in accordance with the Registration Rights Agreement;

(4)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or other obligations, or Disqualified Stock or preferred stock, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used or useful in the business of the Issuer or that Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness to refund, refinance or replace such Indebtedness, Disqualified Stock or preferred stock, not to exceed $75.0 million outstanding after giving effect to that incurrence;

(5)	Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; provided that:

(a)	that Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

(b)	in the case of a disposition, the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and/or that Restricted Subsidiary in connection with that disposition;

(6)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is then classified as having been incurred pursuant to the first paragraph of this covenant or by clauses (2), (3), (4), (6), (10), (11) or (14) hereof;

(7)	the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness, Disqualified Stock or preferred stock between or among the Issuer and/or any of its Restricted Subsidiaries; provided that:

(a)	if the Issuer or any Guarantor is the obligor on that Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes or applicable Note Guarantee; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness, Disqualified Stock or preferred stock being held by a person other than the Issuer or a Restricted Subsidiary thereof and

(ii) any sale or other transfer of any such Indebtedness, Disqualified Stock or preferred stock to a person that is not either the Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness, Disqualified Stock or preferred stock by the Issuer or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, exchange rate or commodity price risk (or to reverse or amend any such agreements previously made for such purposes) and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(9)	the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

(10)	obligations in respect of letters of credit, performance and surety bonds and completion guarantees (including related letters of credit) provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(11)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Indebtedness; provided that the Issuer would have a higher Fixed Charge Coverage Ratio immediately after giving pro forma effect to such incurrence than the Fixed Charge Coverage Ratio immediately prior to such incurrence;

(12)	Indebtedness arising from the honoring by a bank or other financial institution of check, draft or similar instrument drawn against insufficient funds is the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its incurrence;

(13)	Indebtedness consisting of guarantees of Indebtedness of a joint venture that is not a Restricted Subsidiary, provided that the aggregate amount of Indebtedness so guaranteed under this clause (13) shall not exceed $50.0 million; and

(14)	the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $100.0 million.

For purposes of determining compliance with this covenant:

•

in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify that item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and that item of Indebtedness (or any portion thereof) will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof; and

•

the Issuer may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that the Issuer would be permitted to incur that item of Indebtedness (or that portion thereof) pursuant to that other clause or the first paragraph hereof, as the case may be, at the time of reclassification.

Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness of the Issuer or any Guarantor on any asset or property now owned or hereafter acquired by the Issuer or any of its Restricted Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the notes and the applicable Note Guarantees are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing Subordinated Indebtedness of the Issuer or any Guarantor, that Lien is subordinated to the Lien securing the notes and the Note Guarantees to the same extent that that Subordinated Indebtedness is subordinated to the notes or such Note Guarantees.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

(b)	pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	Existing Indebtedness as in effect on the date of the Indenture;

(2)	the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the restrictions contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Credit Agreement are, in the good faith judgment of the Issuer’s board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the Credit Agreement (i) as in effect as of the date of the Indenture or (ii) as amended and restated on or after the date of the Indenture substantially as described under “Description of Certain Indebtedness—Amended Credit Facility”;

(3)	the Indenture and the notes;

(4)	applicable law and any applicable rule, regulation or order;

(5)	any agreement or instrument of a person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the Indenture to be incurred;

(6)	customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(7)	purchase money obligations for property acquired in the ordinary course of business that impose customary restrictions on the property so acquired;

(8)	contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Subsidiary;

(9)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of the Issuer’s board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing the Indebtedness being refinanced;

(10)	secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing that Indebtedness;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)	other Indebtedness or Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the date of the Indenture pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(13)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

(14)	restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Issuer, are necessary or advisable to effect that Receivables Facility.

Merger, Consolidation, or Sale of Assets

The Indenture provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person unless:

(1)

the Issuer is the surviving corporation or the person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that if such person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such person organized under the laws of the United States, any state thereof or the District of Columbia becomes a co-issuer of the notes in connection therewith;

(2)	the person formed by or surviving any such consolidation or merger (if other than the Issuer) or the person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Registration Rights Agreement, the notes and the Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the trustee;

(3)	immediately after that transaction no Default or Event of Default exists; and

(4)	the Issuer or the person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made

(a)	will, at the time of such transaction and after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or

(b)	would, together with its Restricted Subsidiaries, have a higher Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to that transaction.

The foregoing clause (4) will not prohibit:

(a)	a merger between the Issuer and a Restricted Subsidiary; or

(b)	a merger between the Issuer and an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Issuer in another State of the United States,

so long as, in each case, the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” will refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor person had been named as the Issuer in the Indenture, and the predecessor company will be released from its obligations under the Indenture and the notes.

The Indenture provides that the Issuer will not lease all or substantially all of its assets to any person.

Transactions with Affiliates

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)	that Affiliate Transaction is on terms that are no less favorable to the Issuer or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or that Restricted Subsidiary with an unrelated person; and

(2)	the Issuer delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions:

(a)	for transactions involving aggregate consideration in excess of $25.0 million, a resolution of the board of directors set forth in an officers’ certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; and

(b)	for transactions involving aggregate consideration in excess of $75.0 million, an opinion that the Affiliate Transaction complies with clause (1) above or that the Affiliate Transaction is fair to the holders of the notes from a financial point of view, issued by an accounting, appraisal or investment banking firm of national standing.

Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

(1)	customary directors’ fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $5.0 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee) and consistent with the past practice of the Issuer or that Restricted Subsidiary;

(2)	transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3)	any agreement as in effect on the date of the Indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby;

(4)	Restricted Payments that are permitted by the provisions of the Indenture described under the caption “—Restricted Payments” and any Permitted Investments;

(5)	sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(6)	any issuance or sale of Equity Interests (other than Disqualified Stock) of the Issuer; and

(7)	transactions with joint ventures on an arm’s length basis approved by the Board of Directors.

Anti-Layering

The Indenture provides that

•	the Issuer will not Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of the Issuer and senior in right of payment to the notes and

•

no Guarantor will Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Guarantor and senior in right of payment to that Guarantor’s Note Guarantee.

The foregoing does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

Additional Note Guarantees

If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and, if a Material Subsidiary, deliver an opinion of counsel to the trustee.

The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer or any Guarantor unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the trustee an opinion of counsel and a supplemental indenture providing for the guarantee of the payment of the notes by such Restricted Subsidiary, which guarantee will be senior to or pari passu with such Subsidiary’s guarantee of such other Indebtedness unless such other Indebtedness is Senior Indebtedness, in which case the guarantee of the notes may be subordinated to the guarantee of such Senior Indebtedness to the same extent as the notes are subordinated to such Senior Indebtedness.

Reports

The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will file a copy with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, and if the SEC will not accept such a filing, furnish to the holders of notes:

(1)	all periodic reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file those reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file those reports.

In addition, the Issuer and the Guarantors have agreed that, for so long as any notes remain outstanding and are not freely transferable under the Securities Act, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an Event of Default:

(1)	default for 30 days in the payment when due of interest on the notes (whether or not prohibited by the subordination provisions of the Indenture);

(2)	default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the Indenture);

(3)	(a) failure by the Issuer for 60 days after notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding to comply with any of its agreements in the Indenture or the notes (other than a default specified in clause (1) or (2) above and other than a default relating to the Issuer’s obligations described under the caption “—Reports”) or (b) failure by the Issuer for 90 days after notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under the caption “—Reports”;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its

Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a)	is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a “Payment Default”); or

(b)	results in the acceleration of that Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(5)	failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(6)	except as permitted by the Indenture, any Note Guarantee by any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any person acting of behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(7)	certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary.

If any Event of Default (other than an Event of Default specified in clause (7) above with respect to events of bankruptcy or insolvency with respect to the Issuer or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount of the then outstanding notes may direct the trustee to declare all the notes to be due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of:

(1)	an acceleration of any such Indebtedness under the Credit Agreement; or

(2)	five business days after receipt by the Issuer and the administrative agent under the Credit Agreement of written notice of that acceleration.

Upon any such acceleration, the notes shall become due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default specified in clause (7) above with respect to events of bankruptcy or insolvency with respect to the Issuer or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived; provided that, in the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (4) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in that clause (4) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

(1)	the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2)	all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer and the Guarantors under the notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of notes by accepting a note waives and releases all that liability. The waiver and release are part of the consideration for issuance of the notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations, and all obligations of the Guarantors, discharged with respect to the outstanding notes, Note Guarantees and the Indenture (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on those notes when those payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations with respect to certain covenants that are described in the Indenture and all Note Guarantees released (“Covenant Defeasance”) and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the notes, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(1)	the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States confirming that:

(a)	the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5)	that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)	the Issuer must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(7)	the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(8)	the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the Indenture. The registrar for the notes and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. the Issuer is not required to transfer or exchange any note selected for redemption.

Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when

(1)	either:

(a)	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)	all notes not theretofore delivered to the trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, or may be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2)	the Issuer has paid all other sums payable under the Indenture by the Issuer.

The trustee will acknowledge the satisfaction and discharge of the Indenture if the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendment, Supplement and Waiver

Except as provided below, the Indenture, the Note Guarantees and the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes shall be included for those purposes.

Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than the provisions described under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or extend the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from that acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults;

(7)	waive a redemption payment with respect to any note (other than the provisions described under the caption “—Repurchase at the Option of Holders”);

(8)	amend, change or modify the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “Repurchase at the Option of Holders—Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(9)	release any Guarantor that is a Significant Subsidiary from its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(10)	make any change in the provisions of the Indenture relating to subordination of the notes and the Note Guarantees in any manner materially adverse to the rights of the holders of the notes or any Note Guarantee; or

(11)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the Indenture, the Note Guarantees and the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Issuer’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer or to provide for the assumption of any Guarantor’s obligations under its Note Guarantee in the case of a merger or consolidation of that Guarantor;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not, in the good faith judgment of the Issuer’s board of directors, materially adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to provide for the issuance of additional notes in accordance with the Indenture;

(7)	to provide for additional Note Guarantees;

(8)	to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee thereunder pursuant to the requirements thereof;

(9)	to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer notes; or

(11)	to conform the Indenture, the Note Guarantees and the notes to this “Description of Notes.”

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign if and to the extent required by the Trust Indenture Act.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

“Accounts Receivable Subsidiary” means an Unrestricted Subsidiary of the Issuer to which the Issuer or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

“Acquired Indebtedness” means, with respect to any specified person,

(1)	Indebtedness, Disqualified Stock or preferred stock, in each case, of any other person existing at the time that other person is merged with or into or became a Subsidiary of that specified person, including, without limitation, Indebtedness, Disqualified Stock or preferred stock incurred in connection with, or in contemplation of, that other person merging with or into or becoming a Subsidiary of that specified person; and

(2)	Indebtedness, Disqualified Stock or preferred stock, in each case, secured by a Lien encumbering an asset acquired by that specified person at the time that asset is acquired by that specified person.

“Affiliate” of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified person. For purposes of this definition, “control,” when used with respect to any person, means the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a person will be deemed to be control. For purposes of this definition, the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means:

(1)	the sale, lease, conveyance, disposition or other transfer (a “disposition”) of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described under the caption “—Change of Control” and/or the provisions described under the caption “—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance, sale or transfer by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer’s Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

(a)	that have a fair market value in excess of $10.0 million; or

(b)	for net proceeds in excess of $10.0 million.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1)	dispositions in the ordinary course of business;

(2)	a disposition of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(3)	a disposition of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;
(4)	the sale and leaseback of any assets within 90 days of the acquisition thereof;

(5)	foreclosures on assets;

(6)	any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

(7)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8)	a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption “—Restricted Payments”; and

(9)	sales of accounts receivable, or participation therein, in connection with any Receivables Facility.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Cash Equivalents” means:

(1)	Government Securities;

(2)	any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any commercial banking institution that is a lender under the Credit Agreement;

(3)	commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of the Issuer) with a rating, at the time as of which any investment therein is made, of “A-3” (or higher) according to S&P or “P-2” (or higher) according to Moody’s or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

(4)	any bankers acceptances of money market deposit accounts issued by an Eligible Institution;

(5)	any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

(6)	in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including without limitation any deposit with a commercial banking institution that is a lender to any Restricted Subsidiary.

“Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of that person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

(1)	provision for taxes based on income or profits of that person and its Restricted Subsidiaries for that period;

(2)	Fixed Charges of that person for that period;

(3)	depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses that will be paid within twelve months after the date of determination), of that person and its Restricted Subsidiaries for that period;

(4)	any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, any earn-out or similar expenses in connection with acquisitions or dispositions and financing and refinancing fees and costs incurred in connection with the offering of the notes and related transactions, in each case, on a consolidated basis and determined in accordance with GAAP; and

(5)	net periodic pension and other post-retirement benefits.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that person.

“Consolidated Interest Expense” means, with respect to any person for any period, the sum of, without duplication,

(1)	the interest expense of that person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization or write-off of deferred financing costs or redemption premiums or prepayment penalties be included in Consolidated Interest Expense; and

(2)	the consolidated capitalized interest of that person and its Restricted Subsidiaries for that period, whether paid or accrued;

provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of that person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that

(1)	the Net Income (or loss) of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person or a Restricted Subsidiary thereof;

(2)	the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

(3)	the Net Income (or loss) of any person acquired for any period prior to the date of that acquisition shall be excluded; and

(4)	the cumulative effect of a change in accounting principles shall be excluded.

“Credit Agreement” means that certain Credit Agreement, dated October 3, 2005, among Mueller Group, LLC, various financial institutions party thereto, and Bank of America, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including, without limitation, pursuant to the amendment and restatement to be entered on or after the date of the Indenture substantially as described under “Description of Certain Indebtedness—Amended Credit Facility,” and any agreement:

(1)	extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2)	adding or deleting borrowers or guarantors thereunder;

(3)	increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; or

(4)	otherwise altering the terms and conditions thereof.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes, or other financing or letters of credit, or other credit facilities, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Default”“ means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers’ certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that person subject to the terms of any debt instrument to which that person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption “—Certain Covenants—Restricted Payments,” and provided further that, if that Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means a Restricted Subsidiary of the Issuer that is organized under the laws of the United States or any state, district or territory thereof.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated “A-3” or higher according to S&P or “P-2” or higher according to Moody’s or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until those amounts are repaid, including any Remaining Notes.

“fair market value” means fair market value as determined in good faith by the management or board of directors of the Issuer, provided that if such determination of fair market value exceeds $25.0 million, such determination will be evidenced by a resolution of the board of directors of the Issuer set forth in an officers’ certificate delivered to the trustee.

“Fixed Charge Coverage Ratio” means, with respect to any person for any period, the ratio of the Consolidated Cash Flow of that person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of that person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

In the event that the referent person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of making the computation referred to above, acquisitions that have been made by the Issuer or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the

Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of the Issuer (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Fixed Charges” means, with respect to any person for any period, the sum, without duplication, of

(1)	the Consolidated Interest Expense of that person for that period, excluding any amounts that represent mark-to-market gains or losses; and

(2)	all dividend payments on any series of Disqualified Stock or preferred stock of that person (other than dividends payable solely in Equity Interests that are not Disqualified Stock), or any Restricted Subsidiary of that person, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantors” means (i) each Restricted Subsidiary of the Issuer on the date of the Indenture that is a Domestic Subsidiary and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture, in each case, and their respective successors and assigns until released from their obligations under their Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any person, the obligations of that person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements with respect to interest rates, (b) agreements or arrangements with respect to foreign currency rates and (c) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices.

“Indebtedness” means, with respect to any person, any indebtedness of that person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations, Attributable Indebtedness in respect of a sale and leaseback transaction, or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of that person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that person (whether or not that Indebtedness is assumed by that person) and, to the extent not otherwise included, the guarantee by that person of any Indebtedness of any other person; provided that Indebtedness shall not include the pledge by the Issuer of the Capital Stock of an Unrestricted Subsidiary of the Issuer to secure Non-Recourse Debt of that Unrestricted Subsidiary.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest; and

(2)	the principal amount thereof, in the case of any other Indebtedness (except as set forth below); provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the Indenture, the Spot Rate in effect on the date of the Indenture.

“Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Investments” means, with respect to any person, all investments by that person in other persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent person of, and Liens on any assets of the referent person securing, Indebtedness or other obligations of other persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, that person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under the caption “—Restricted Payments.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in either clause (1) or clause (2) of Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof; provided that 5% will be substituted for 10% each place it appears in such definition.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any person, the net income (loss) of that person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

(a)	any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

(b)	the extinguishment of any Indebtedness of that person or any of its Restricted Subsidiaries (including redemption premiums and pre-payment penalties);

(2)	any extraordinary, unusual or nonrecurring income (or expense) or any restructuring costs, or costs reasonably determined by management to be associated with facility or product line closures, consolidation or rationalization, together with any related provision for taxes; and

(3)	expenses related to the Refinancing.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,

(1)	the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

(2)	taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Agreement) secured by a Lien on the asset or assets that were the subject of that Asset Sale; and

(4)	any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Issuer or its Restricted Subsidiaries from that escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness,

(1)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Issuer to secure debt of that Unrestricted Subsidiary) or assets of the Issuer or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions (and any related right of recourse) contained in a guarantee thereof by the Issuer or any of its Restricted Subsidiaries if the Issuer or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the Indenture.

“Note Guarantee” means a guarantee of the notes pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offers to Purchase” means the offers by the Issuer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation dated May 1, 2007, any and all of the outstanding (i) 14 3/4 % Senior Discount Notes due 2014 of the Issuer and (ii) 10% Senior Subordinated Notes due 2012 of Mueller Group, LLC and Mueller Group Co-Issuer, Inc., as co-issuers.

“Pari Passu Indebtedness” means Indebtedness of the Issuer that ranks pari passu in right of payment to the notes and Indebtedness of a Guarantor that ranks pari passu in right of payment to the Note Guarantee of that Guarantor.

“Permitted Business” means the business conducted by the Issuer and its Restricted Subsidiaries on the date of the Indenture and any business reasonably related, incidental or ancillary thereto.

“Permitted Investments means:

(1)	any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a person, if as a result of that Investment,

(a)	that person becomes a Restricted Subsidiary of the Issuer; or

(b)	that person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)	any Investment to the extent acquired in exchange for, or out of the proceeds of a substantially concurrent issuance of, Equity Interests (other than Disqualified Stock) of the Issuer;

(6)	any Investment in a person (other than an Unrestricted Subsidiary or any person that is an Affiliate of the Issuer other than any person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such person) engaged in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(7)	Investments relating to any special purpose Wholly Owned Subsidiary of the Issuer organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of the Issuer, are necessary or advisable to effect that Receivables Facility;

(8)	Hedging Obligations permitted to be incurred under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” incurred in the ordinary course of business;

(9)	advances or loans to, or guarantees of Indebtedness of, employees not in excess of $5.0 million outstanding at any one time in the aggregate; and

(10)	Investments in existence on the date of the Indenture.

“Permitted Liens” means:

(1)	Liens on property or shares of a person existing at the time that person is merged into or consolidated with or acquired by the Issuer or any Restricted Subsidiary; provided that those Liens were not incurred in contemplation of that merger or consolidation or acquisition and do not secure any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation or acquisition;

(2)	Liens existing on the date of the Indenture;

(3)

Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations (and all Obligations in respect thereof), in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Issuer or its Restricted Subsidiaries, or repairs, additions or improvements to those assets (including Capital Stock of any person owning such assets), provided that:

(a)	those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

(b)	those Liens do not extend to any other assets of the Issuer or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

(c)	the Incurrence of that Indebtedness is permitted by “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(d)	those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

(4)	Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, “refinancing”) (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above (and all Obligations in respect thereof) so long as that Lien does not extend to any other property (other than improvements thereto);

(5)	Liens securing surety bonds or letters of credit entered into in the ordinary course of business and consistent with past business practice;

(6)	Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

(7)	Liens on specific items of inventory or other goods or proceeds of any person securing such person’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the shipment or storage of such inventory or other goods;

(8)	Liens in favor of the Issuer or any Guarantor; and

(9)	other Liens securing Indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

“Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or preferred stock of any of its Restricted Subsidiaries issued within 90 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or preferred stock of any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) of that Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2)	that Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or any Note Guarantee, that Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or such Note Guarantee on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu Indebtedness, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the notes or the relevant Note Guarantee, as the case may be;

(5)	if Disqualified Stock or preferred stock is being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and

(6)	such Indebtedness, Disqualified Stock or preferred stock is Incurred or issued, as the case may be, by either (a) the Restricted Subsidiary that is the obligor on, or the issuer of, the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded, (b) the Issuer or (c) a Guarantor.

“Public Equity Offering” means any issuance of common stock (other than Disqualified Stock) by the Issuer that is registered pursuant to the Securities Act, other than issuances (a) registered on Form S-8, (b) registered on Form S-4, or (c) pursuant to employee benefit plans of the Issuer or otherwise as compensation to employees, directors or consultants of the Issuer.

“Qualified Proceeds” means any of the following or any combination of the following:

(1)	cash;

(2)	Cash Equivalents;

(3)	assets (other than Investments) that are used or useful in a Permitted Business; and

(4)	the Capital Stock of any person engaged in a Permitted Business if, in connection with the receipt by the Issuer or any Restricted Subsidiary of the Issuer of that Capital Stock,

(a)	that person becomes a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer; or

(b)	that person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings on the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories (certain of which may include a “+” or a “-“): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories (certain of which may include a “1,” “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Refinancing” means the Refinancing as defined in this prospectus under “Summary—The Refinancing.”

“Remaining Notes” means the Remaining Senior Notes and the Remaining Senior Subordinated Notes.

“Remaining Senior Notes” means the 14  3/4% Senior Discount Notes due 2014 of the Issuer, if any, that remain outstanding after the consummation of the Offers to Purchase.

“Remaining Senior Subordinated Notes” means the 10% Senior Subordinated Notes due 2012 of Mueller Group, LLC and Mueller Group Co-Issuer, Inc., as co-issuers, if any, that remain outstanding after the consummation of the Offers to Purchase.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a person means any Subsidiary of the referent person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in either clause (1) or clause (2) of Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof.

“Spot Rate” means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1)	any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the notes; and

(2)	any Indebtedness of any Guarantor that is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” means, with respect to any person,

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof); and

(2)	any partnership or limited liability company,

(a)	the sole general partner or the managing general partner or managing member of which is that person or a Subsidiary of that person; or

(b)	the only general partners or managing members of which are that person or of one or more Subsidiaries of that person (or any combination thereof).

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Issuer.

“Unrestricted Subsidiary” means Anvil International, LLC and any other Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution (and any Subsidiary of such Subsidiary), but only to the extent that Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates”;

(3)	is a person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than Investments described in clause (7) of the definition of Permitted Investments),

(a)	to subscribe for additional Equity Interests; or

(b)	to maintain or preserve that person’s financial condition or to cause that person to achieve any specified levels, of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officers’ certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Issuer shall be in default of that covenant).

The board of directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

(1)	that Indebtedness is permitted under the covenant described under the caption entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(2)	no Default or Event of Default would be in existence following that designation.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying

(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

(b)	the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

(2)	the then outstanding principal amount of that Indebtedness.

“Wholly Owned Restricted Subsidiary” of any person means a Restricted Subsidiary of that person all the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by that person or by one or more Wholly Owned Restricted Subsidiaries of that person or by that person and one or more Wholly Owned Restricted Subsidiaries of that person.

“Wholly Owned Subsidiary” of any person means a Subsidiary of that person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by that person or by one or more Wholly Owned Subsidiaries of that person.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired for its own account as a result of market-making activities or other trading activities. We have agreed that, for a period not to exceed 90 days after the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period not to exceed 90 days after the consummation of the registered exchange offer we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. In rendering its opinion, Simpson Thacher & Bartlett LLP will rely upon the opinion of Bradley Arant Rose & White LLP, Birmingham, Alabama, as to matters governed by the laws of the State of Alabama.

EXPERTS

The financial statements incorporated in this prospectus by reference to Mueller Water Products, Inc.’s Current Report on Form 8-K dated August 9, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are subject to the requirements of the Exchange Act and file periodic reports and other information with the SEC. Materials filed by us with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http:/ /www.sec.gov, from which interested persons can electronically access reports and proxy and information statements relating to SEC registrants, including the Company. Our Series A Common Stock and Series B Common Stock are listed on the New York Stock Exchange and reports, proxy statements and other information that we provide to the New York Stock Exchange can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are incorporated into this prospectus by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2006;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007 and June 30, 2007; and

•

Our Current Reports on Form 8-K filed with the SEC on November 6, 2006, December 4, 2006, December 19, 2006, March 27, 2007, May 14, 2007, May 17, 2007, May 30 2007 (as amended by Form 8-K/A on June 12, 2007), June 12, 2007 and August 9, 2007.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the notes are also incorporated by reference into this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC prior to the termination of the offering will automatically update and supersede this information.

The Company will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference into this prospectus. Requests for copies of any such document should be directed to the Company at: 1200 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, Attention: Investor Relations; telephone: (770) 206-4200.

Offer to Exchange

$425,000,000 aggregate principal amount of its 7 3/8% Senior Subordinated Notes due 2017, which have been registered under the Securities Act of 1933, for any and all of its outstanding 7 3/8% Senior Subordinated Notes due 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Mueller Water Products, Inc. (the “Company”), Mueller Group Co-Issuer, Inc., Mueller International, Inc., Mueller International Finance, Inc. and Mueller Service California, Inc. are Delaware corporations. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Any repeal or modification of such provisions shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law, except for any liability imposed by Section 102(b)(7) as discussed above.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Except as otherwise indicated in this section, all of the Guarantors are Delaware limited liability companies. Under Section 18-108 of the Delaware Limited Liability Company Act, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Anvil International, LP is a Delaware limited partnership. Under Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

MCO 1, LLC, MCO 2, LLC and United States Pipe and Foundry Company LLC are Alabama limited liability companies. Section 10-12-4 of the Alabama Limited Liability Company Act permits an Alabama limited liability company to indemnify a member, manager, or employee, or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the articles of organization, the operating agreement, or by a resolution adopted by the members after notice (unless notice is waived); to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member’s, manager’s, or employee’s status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of the subsection.

Mueller Co. Ltd. is an Alabama limited partnership. The Alabama Limited Partnership Act does not contain any indemnification provisions.

The restated bylaws of Mueller Water Products, Inc. provides that we must indemnify our former and present directors and officers, and to advance them certain expenses in defending any relevant action, suit or proceeding, to the fullest extent permitted by the laws of the State of Delaware, subject to the limitations as described above. Our bylaws also provide in greater detail our obligations and certain procedures regarding such indemnification and the advancement of expenses. The provision of indemnification and the advancement of expenses to persons under our bylaws does not limit or restrict in any way our power to indemnify or advance expenses to them in any other way permitted by law. Without limitation to the foregoing sentence, our bylaws also authorize us to maintain insurance on behalf of any of our former or present directors and officers against any liability asserted against them or incurred by them in their capacity or status as directors or officers of the Company.

The operating agreement of each of the Guarantors, except Anvil International, LLC, Anvil International, LP, Mueller Co. Ltd., Mueller International Finance, Inc., and Mueller International, Inc., provides for the indemnification of members and officers (and in certain cases, directors, shareholders or other agents). The operating agreement of the majority of the Guarantors, except in the case of bad faith, gross negligence or willful misconduct, provides that no member or officer shall be liable to the particular entity or any other member for any loss, damage or claim incurred by any act or omission performed or omitted by such member or officer in good faith and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the entity’s operating agreement. These operating agreements further provide for, except in the case of bad faith, gross negligence or willful misconduct, the indemnification of each member or officer of the entity who was, or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by applicable laws of the state of organization. In certain instances, any indemnity so provided shall be provided out of the assets of the entity only and no member shall have personal liability on account thereof.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

(B) FINANCIAL STATEMENT SCHEDULES

Financial schedules are omitted because they are not applicable or the information is included in the financial statements or related notes.

ITEM 22.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Water Products, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER WATER PRODUCTS, INC.

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title

* Gregory E. Hyland	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	August 23, 2007

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer (principal financial officer)	August 23, 2007

* Jeffery W. Sprick	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 23, 2007

* Donald N. Boyce	Director	August 23, 2007

* Howard L. Clark Jr.	Director	August 23, 2007

* Jerry W. Kolb	Director	August 23, 2007

* Joseph B. Leonard	Director	August 23, 2007

* Mark J. O’Brien	Director	August 23, 2007

* Bernard G. Rethore	Director	August 23, 2007

* Neil A. Springer	Director	August 23, 2007

* Michael T. Tokarz	Director	August 23, 2007

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anvil 1, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

ANVIL 1, LLC

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Anvil 1, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 1, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	Chief Executive Officer of Anvil 1, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Anvil 1, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Anvil 1, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anvil 2, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

ANVIL 2, LLC

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Anvil 2, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 2, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	Chief Executive Officer of Anvil 2, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Anvil 2, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Anvil 2, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AnvilStar, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

ANVILSTAR, LLC

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at AnvilStar, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 1, LLC, General Partner of Anvil International, LP, Sole Member of AnvilStar, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	Chief Executive Officer of AnvilStar, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of AnvilStar, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of AnvilStar, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anvil International, LP has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

ANVIL INTERNATIONAL, LP
By:	ANVIL 1, LLC, as General Partner

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Anvil 1, LLC, General Partner of Anvil International, LP or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 1, LLC, General Partner of Anvil International, LP on August 23, 2007.

Signature	Title

* Dale B. Smith	Chief Executive Officer of Anvil 1, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Anvil 1, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Anvil 1, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fast Fabricators, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

FAST FABRICATORS, LLC

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Fast Fabricators, LLC or, if indicated, Mueller Group, LLC, Sole Member of Fast Fabricators, LLC on August 23, 2007.

Signature	Title

* Raymond P. Torok	President and Chief Executive Officer of Fast Fabricators, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Fast Fabricators, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Fast Fabricators, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Henry Pratt Company, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

HENRY PRATT COMPANY, LLC

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Henry Pratt Company, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of Henry Pratt Company, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Henry Pratt Company, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Henry Pratt Company, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Henry Pratt International, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

HENRY PRATT INTERNATIONAL, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Henry Pratt International, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC, Sole Member of Henry Pratt International, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of Henry Pratt International, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Henry Pratt International, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Henry Pratt International, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hersey Meters Co., LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

HERSEY METERS CO., LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Hersey Meters Co., LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Hersey Meters Co., LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of Hersey Meters Co., LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Hersey Meters Co., LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Hersey Meters Co., LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hunt Industries, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

HUNT INDUSTRIES, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated Hunt Industries, LLC or, if indicated, Mueller Group, LLC, Sole Member of Hunt Industries, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of Hunt Industries, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Hunt Industries, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Hunt Industries, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hydro Gate, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

HYDRO GATE, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Hydro Gate, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC, Sole Member of Hydro Gate, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of Hydro Gate, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Hydro Gate, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Hydro Gate, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, James Jones Company, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

JAMES JONES COMPANY, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at James Jones Company, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of James Jones Company, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of James Jones Company, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of James Jones Company, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of James Jones Company, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, J.B. Smith Mfg Co., LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

J.B. SMITH MFG CO., LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at J.B. Smith Mfg Co., LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Sole Member of Anvil 1, LLC, General Partner of Anvil International, LP, Sole Member of J.B. Smith Mfg Co., LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	Chief Executive Officer of J.B. Smith Mfg Co., LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of J.B. Smith Mfg Co., LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of J.B. Smith Mfg Co., LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MCO 1, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MCO 1, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at MCO 1, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of MCO 1, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of MCO 1, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of MCO 1, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MCO 2, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MCO 2, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at MCO 2, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 2, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of MCO 2, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of MCO 2, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of MCO 2, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Milliken Valve, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MILLIKEN VALVE, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Milliken Valve, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC, Sole Member of Milliken Valve, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	Chief Executive Officer of Milliken Valve, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Milliken Valve, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Milliken Valve, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Co. Ltd. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER CO. LTD.

By:	MCO 1, LLC, as General Partner

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at MCO 1, LLC, General Partner of Mueller Co. Ltd. or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd. on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of MCO 1, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of MCO 1, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of MCO 1, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Financial Services, LLC has duly caused this amendment no. 1 to the this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER FINANCIAL SERVICES, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller Financial Services, LLC, or, if indicated, Mueller Group, LLC, Sole Shareholder of Mueller International Finance, Inc., Sole Member of Mueller Financial Services, LLC on August 23, 2007.

Signature	Title

* Dale B. Smith	President and Chief Executive Officer of Mueller Financial Services, LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Mueller Financial Services, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Mueller Financial Services, LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Group, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER GROUP, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller Group, LLC on August 23, 2007.

Signature	Title

* Gregory E. Hyland	Chairman of the Board and Chief Executive Officer (principal executive officer) and Manager

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer (principal financial officer) and Manager

* Jeffery W. Sprick	Senior Vice President and Chief Accounting Officer (principal accounting officer) and Manager

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Group Co-Issuer, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER GROUP CO-ISSUER, INC.

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller Group Co-Issuer, Inc. on August 23, 2007.

Signature	Title

* Walter A. Smith	President and Treasurer (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer (principal financial officer) and Director

* Jeffery W. Sprick	Vice President and Assistant Secretary (principal accounting officer) and Director

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER INTERNATIONAL, INC.

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller International, Inc. on August 23, 2007.

Signature	Title

* Thomas E. Fish	President (principal executive officer) and Director

* William E. Strouss	Vice President, Treasurer and Assistant Secretary (principal accounting officer and principal financial officer)

* Gregory E. Hyland	Director

* Michael T. Vollkommer	Director

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International, L.L.C. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER INTERNATIONAL, L.L.C.

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller International, L.L.C. or, if indicated, Mueller Group, LLC, Sole Shareholder of Mueller International, Inc., Sole Member of Mueller International, L.L.C. on August 23, 2007.

Signature	Title

* Thomas E. Fish	President of Mueller International, L.L.C. (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Mueller International, L.L.C. (principal financial officer) and Manager of Mueller Group, LLC

* William E. Strouss	Vice President of Mueller International, L.L.C. (principal accounting officer)

* Gregory E. Hyland	Manager of Mueller Group, LLC

* Jeffery W. Sprick	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International Finance, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER INTERNATIONAL FINANCE, INC.

By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller International Finance, Inc. on August 23, 2007.

Signature	Title

* Thomas E. Fish	President (principal executive officer) and Director

* William E. Strouss	Vice President, Treasurer and Assistant Secretary (principal accounting officer and principal financial officer)

* Gregory E. Hyland	Director

* Michael T. Vollkommer	Director

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International Finance, L.L.C. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER INTERNATIONAL FINANCE, L.L.C.

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller International Finance, L.L.C. or, if indicated, Mueller Group, LLC, Sole Shareholder of Mueller International Finance, Inc., Sole Member of Mueller International Finance, LLC on August 23, 2007.

Signature	Title

* Thomas E. Fish	President of Mueller International Finance, L.L.C. (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Mueller International Finance, L.L.C. (principal financial officer) and Manager of Mueller Group, LLC

* William E. Strouss	Vice President of Mueller International Finance, L.L.C. (principal accounting officer)

* Gregory E. Hyland	Manager of Mueller Group, LLC

* Jeffery W. Sprick	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Service California, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER SERVICE CALIFORNIA, INC.

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller Service California, Inc. or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Mueller Service Co., LLC, Sole Member of Mueller Service California, Inc. on August 23, 2007.

Signature	Title

* David Mills	President and General Manager of Mueller Service California, Inc. (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Mueller Service California, Inc. (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Mueller Service California, Inc. (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Service Co., LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

MUELLER SERVICE CO., LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at Mueller Service Co., LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Mueller Service Co., LLC on August 23, 2007.

Signature	Title

* David Mills	President and General Manager of Mueller Service Co., LLC (principal executive officer)

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of Mueller Service Co., LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Vice President and Assistant Secretary of Mueller Service Co., LLC (principal accounting officer) and Manager of Mueller Group, LLC

* Gregory E. Hyland	Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, United States Pipe and Foundry Company, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 2007.

UNITED STATES PIPE AND FOUNDRY COMPANY, LLC

By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated at United States Pipe and Foundry, LLC or, if indicated, Mueller Group, LLC, Sole Member of United States Pipe and Foundry, LLC on August 23, 2007.

Signature	Title

* Gregory E. Hyland	Chief Executive Officer of United States Pipe and Foundry, LLC (principal executive officer) and Manager of Mueller Group, LLC

* Michael T. Vollkommer	Executive Vice President and Chief Financial Officer of United States Pipe and Foundry, LLC (principal financial officer) and Manager of Mueller Group, LLC

* Jeffery W. Sprick	Senior Vice President of United States Pipe and Foundry, LLC (principal accounting officer) and Manager of Mueller Group, LLC

*By:	/s/ ROBERT BARKER
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger dated as of June 17, 2005 among Mueller Water Products, Inc., Walter Industries, Inc., JW Merger Co, Inc. and DLJ Merchant Banking II, Inc., as stockholders’ representative. Incorporated by reference to Exhibit 2.1 to Mueller Water Products Form 8-K (File No. 333-116590) filed on June 21, 2005.

2.1.1	Letter Agreement dated as of February 23, 2006 between Walter Industries, Inc. and Mueller Water Products, Inc. Incorporated by reference to Exhibit 10.1 to Mueller Water Products, Inc. Form 8-K (File No. 333-131521) filed February 27, 2006.

2.2	Agreement and Plan of Merger, dated as of January 31, 2006, by and among Mueller Holding Company, Inc., Mueller Water Products, LLC and Mueller Water Products Co-Issuer, Inc. Incorporated by reference to Exhibit 2.1 Mueller Water Products Form 8-K (File No. 333-116590) filed on February 3, 2006.

4.1	Indenture, dated as of April 29, 2004, between Mueller Holdings (N.A.), Inc. and Law Debenture Trust Company of New York for the 14.75% Senior Discount Notes due 2014. Incorporated by reference to Exhibit 4.1 to Mueller Water Products, LLC Registration Statement on Form S-1 (File No. 333-116590) filed on June 17, 2004.

4.1.1	First Supplemental Indenture, dated as of October 3, 2005, by and among Mueller Water Products, LLC, Mueller Water Products Co-Issuer, Inc. and Law Debenture Trust Company of New York. Incorporated by reference to Exhibit 4.1 to Mueller Water Products, Inc. Form 10-Q (File No. 333-131521) filed on February 22, 2006.

4.1.2	Second Supplemental Indenture, dated as of February 2, 2006, between, by and among Mueller Holding Company, Inc., Mueller Water Products, LLC, Mueller Water Products Co-Issuer, Inc. and Law Debenture Trust Company of New York. Incorporated by reference to Exhibit 10.1 to Mueller Water Products, Inc. Form 8-K (File No. 333-116590) filed on February 3, 2006.

4.1.3	Third Supplemental Indenture dated as of May 14, 2007 among Mueller Water Products, Inc. and Law Debenture Trust Company of New York. Incorporated by reference to Exhibit 4.1.3 to Mueller Water Products, Inc. Form 8-K (File No. 001-32892) filed on May 17, 2007.

4.4	Indenture, dated as of April 23, 2004, among Mueller Group, Inc., the Guarantors party thereto and Law Debenture Trust Company of New York for the 10% Senior Subordinated Notes due 2012. Incorporated by reference to Exhibit 4.3 to Mueller Water Products, LLC Registration Statement on Form S-1 (File No. 333-116590) filed on June 17, 2004.

4.4.1	Supplemental Indenture, dated as of October 3, 2005, among Mueller Group Co-Issuer, Inc., Mueller Group, LLC, the certain guarantors defined therein and Law Debenture Trust Company of New York for the 10% Senior Subordinated Notes due 2012. Incorporated by reference to Exhibit 10.6 to Mueller Water Products, LLC Registration Statement on Form S-1 (File No. 333-116590) filed on February 3, 2006.

4.4.2	Second Supplemental Indenture dated as of May 14, 2007 among Mueller Group, LLC, Mueller Group Co-Issuer, Inc., the guarantors listed on the signature pages thereto and Law Debenture Trust Company of New York. Incorporated by reference to Exhibit 4.7 to Mueller Water Products, Inc. Form 8-K (File No. 001-32892) filed on May 17, 2007.

4.6	Indenture dated as of May 24, 2007 among Mueller Water Products, Inc., the guarantors named on the signature pages thereto and The Bank of New York. Incorporated by reference to Exhibit 4.6 to Mueller Water Products, Inc. Form 8-K (File No. 001-32892) filed on May 30, 2007.

5.1*	Legal opinion of Simpson Thacher & Bartlett LLP

Exhibit No.	Document
5.2*	Legal opinion of Bradley Arant Rose & White LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.3*	Consent of Bradley Arant Rose & White LLP (included in Exhibit 5.2)

24.1*	Powers of Attorney (included on signature pages)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 with respect to the Indenture governing the Notes

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*	Form of Letter to Clients

99.4*	Form of Notice of Guaranteed Delivery

*	previously filed.